 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-217861
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are part of an effective registration statement filed with the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED MAY 8, 2019
PROSPECTUS SUPPLEMENT
(To Prospectus Dated May 10, 2017)
$200,000,000
INTERCEPT PHARMACEUTICALS, INC.
         % Convertible Senior Notes due 2026

We are offering $200,000,000 principal amount of our          % Convertible Senior Notes due 2026 (the “Notes”). The Notes will bear interest at a rate of           % per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2019. The Notes will mature on May 15, 2026.
Holders may convert their Notes at their option at any time prior to the close of business on the Business Day immediately preceding February 15, 2026 only under the following circumstances: (1) during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2019, if the Last Reported Sale Price of our common stock for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable Trading Day; (2) during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price (as defined below) per $1,000 principal amount of Notes for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate on each such Trading Day; (3) if we call any or all of the Notes for redemption, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after February 15, 2026 until the close of business on the Business Day immediately preceding the maturity date, holders may convert their Notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.
The conversion rate will initially be           shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $          per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances.
We may not redeem the Notes prior to May 20, 2023. We may redeem for cash all or any portion of the Notes, at our option, on or after May 20, 2023, if the Last Reported Sale Price of our common stock has been at least 130% of the conversion price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.
If we undergo a Fundamental Change, holders may require us to repurchase for cash all or any portion of their Notes at a Fundamental Change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.
The Notes will be our senior unsecured obligations and will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to our future unsecured indebtedness that is not so subordinated, including the $460.0 million aggregate principal amount of 3.25% Convertible Senior Notes due 2023 (the “2023 Convertible Notes”); effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) incurred by our subsidiaries.
Concurrently with this offering, we are offering $200,000,000 in shares of our common stock pursuant to a separate prospectus supplement and accompanying base prospectus (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional $30,000,000 in shares of our common stock. This offering and the Concurrent Common Stock Offering are not contingent upon one another.
We do not intend to apply to list the Notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The Nasdaq Global Select Market under the symbol “ICPT.” The Last Reported Sale Price of our common stock on the Nasdaq Global Select Market on May 7, 2019 was $85.00 per share.
Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 2 of the accompanying base prospectus, as well as those risks described in our most recent Annual Report on Form 10-K and in our other filings with the Securities and Exchange Commission.
	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)
Plus accrued interest, if any, from May   , 2019.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $30,000,000 principal amount of Notes, solely to cover over-allotments.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We expect that delivery of the Notes will be made to investors in book-entry form through The Depository Trust Company on or about May   , 2019.
Goldman Sachs & Co. LLC Credit Suisse Jefferies
The date of this prospectus supplement is May   , 2019.

Prospectus Supplement
Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated into each by reference. The second part, the accompanying base prospectus, gives more general information and disclosure. When we refer only to the “prospectus,” we are referring to both parts combined.
If there is any inconsistency between information in or incorporated by reference into the accompanying base prospectus and information in or incorporated by reference into this prospectus supplement, you should rely only on the information contained in or incorporated by reference into this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference include important information about us, the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying base prospectus together with the additional information described under the heading “Where You Can Find More Information” before investing in our securities.
We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying base prospectus, the documents incorporated by reference herein or therein, or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context otherwise requires, references in this prospectus supplement to “we,” “our,” “us” and the “Company” refer, collectively, to Intercept Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.
The Intercept Pharmaceuticals® name and logo and the Ocaliva® name and logo are either registered or unregistered trademarks or trade names of the Company in the United States and/or other countries. All other trademarks, trade names and service marks appearing in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein may appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights to these trademarks and trade names.
S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein or therein, contain forward-looking statements, including, but not limited to, statements regarding the progress, timing and results of our clinical trials, including our clinical trials for the treatment of nonalcoholic steatohepatitis (“NASH”), the safety and efficacy of our approved product, Ocaliva (obeticholic acid or “OCA”) for primary biliary cholangitis (“PBC”), and our product development candidates, including OCA for NASH, the timing and acceptance of our potential regulatory filings and potential approval of OCA for NASH or any other indications in addition to PBC, the timing and potential commercial success of OCA and any other product candidates we may develop and our strategy, future operations, future financial position, future revenue, projected costs, financial guidance, prospects, plans, objectives of management and expected market growth.
These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates, and we undertake no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by our management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ materially from historical results or those anticipated or predicted by our forward-looking statements:
•
our ability to successfully commercialize Ocaliva for PBC;

•
our ability to maintain our regulatory approval of Ocaliva for PBC in the United States, Europe, Canada, Israel, Australia and other jurisdictions in which we have or may receive marketing authorization;

•
the initiation, timing, cost, conduct, progress and results of our research and development activities, preclinical studies and clinical trials, including any issues, delays or failures in identifying patients, enrolling patients, treating patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our NASH or PBC clinical trials;

•
our ability to timely and cost-effectively file for and obtain regulatory approval of our product candidates, including OCA for NASH, in the United States, Europe and our other target markets;

•
conditions that may be imposed by regulatory authorities on our marketing approvals for our products and product candidates, such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), and any related restrictions, limitations and/or warnings contained in the label of any of our products or product candidates;

•
any potential side effects associated with Ocaliva for PBC, OCA for NASH or our other product candidates that could delay or prevent approval, require that an approved product be taken off the market, require the inclusion of safety warnings or precautions or otherwise limit the sale of such product or product candidate;

•
our ability to establish and maintain relationships with, and the performance of, third-party manufacturers, contract research organizations and other vendors upon whom we are substantially dependent for, among other things, the manufacture and supply of our products, including Ocaliva for PBC and, if approved, OCA for NASH, and our clinical trial activities;

•
our ability to identify, develop and successfully commercialize our products and product candidates, including our ability to timely and successfully launch OCA for NASH, if approved;

S-iii

•
our ability to obtain and maintain intellectual property protection for our products and product candidates, including our ability to cost-effectively file, prosecute, defend and enforce any patent claims or other intellectual property rights;

•
the size and growth of the markets for our products and product candidates and our ability to serve those markets;

•
the degree of market acceptance of Ocaliva for PBC and, if approved, OCA for NASH or our other product candidates among physicians, patients and healthcare payors;

•
the availability of adequate coverage and reimbursement from governmental and private healthcare payors for our products, including Ocaliva for PBC and, if approved, OCA for NASH, and our ability to obtain adequate pricing for such products;

•
our ability to establish and maintain effective sales, marketing and distribution capabilities, either directly or through collaborations with third parties;

•
competition from existing drugs or new drugs that become available;

•
our ability to prevent system failures, data breaches or violations of data protection laws;

•
costs and outcomes relating to any disputes, governmental inquiries or investigations, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation;

•
our collaborators’ election to pursue research, development and commercialization activities;

•
our ability to establish and maintain relationships with collaborators with development, regulatory and commercialization expertise;

•
our need for and ability to generate or obtain additional financing;

•
our estimates regarding future expenses, revenues and capital requirements and the accuracy thereof;

•
our use of cash and short-term investments;

•
our ability to acquire, license and invest in businesses, technologies, product candidates and products;

•
our ability to attract and retain key personnel to manage our business effectively;

•
our ability to manage the growth of our operations, infrastructure, personnel, systems and controls;

•
our ability to obtain and maintain adequate insurance coverage;

•
the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions, including the potential impact of Brexit; and

•
the other risks and uncertainties identified under the caption “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights key aspects of this offering. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying base prospectus before investing in our securities. You should pay special attention to the risks and uncertainties identified under the caption “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein, including our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, when determining whether an investment in our securities is appropriate for you.
Our Company
We are a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat progressive non-viral liver diseases with high unmet medical need utilizing our proprietary bile acid chemistry. Our first marketed product, Ocaliva® (obeticholic acid or “OCA”), is an farnesoid X receptor agonist approved in the United States, the European Union and several other jurisdictions for the treatment of primary biliary cholangitis (“PBC”) in combination with ursodeoxycholic acid (“UDCA”) in adults with an inadequate response to UDCA or as monotherapy in adults unable to tolerate UDCA. In addition to commercializing OCA for PBC under the Ocaliva brand name, we are currently developing OCA for multiple indications, including nonalcoholic steatohepatitis (“NASH”). We are also developing several other product candidates in various stages of clinical and preclinical development. We believe that OCA and our other product candidates have the potential to treat orphan and other more prevalent liver diseases such as NASH for which there are currently limited therapeutic options.
Ocaliva was approved for PBC by the U.S. Food and Drug Administration (“FDA”) in May 2016 under the accelerated approval pathway. We commenced sales and marketing of Ocaliva in the United States shortly after receiving approval, and Ocaliva is now available to U.S. patients primarily through a network of specialty pharmacy distributors. Ocaliva received conditional approval for PBC from the European Commission in December 2016 and we commenced our European commercial launch in January 2017. We have submitted dossiers and obtained, or are otherwise pursuing, reimbursement from a number of national authorities in Europe. Since January 2017, Ocaliva has also received regulatory approval in several of our target markets outside the United States and Europe, including Canada, Israel and Australia, and we are pursuing marketing approval of Ocaliva for PBC in our other international target markets. Ocaliva received orphan drug designation in both the United States and the European Union for the treatment of PBC.
Our lead product candidate is OCA for the potential treatment of NASH. In February 2019, we announced topline results from the planned 18-month interim analysis of our pivotal Phase 3 clinical trial of OCA in patients with liver fibrosis due to NASH, known as the REGENERATE trial. In the primary efficacy analysis, once-daily OCA 25 mg met the primary endpoint agreed with the FDA of fibrosis improvement by at least one stage with no worsening of NASH at the planned 18-month interim analysis and adverse events were generally mild to moderate in severity and the most common were consistent with the known profile of OCA. In April 2019, additional supportive REGENERATE data were presented during the Opening Ceremony of the International Liver Congress™ 2019, the 54th Annual Meeting of the European Association for the Study of the Liver (“EASL”). The data presented at EASL showed that OCA demonstrated robust efficacy across a range of additional histologic and biochemical parameters. OCA also achieved the primary endpoint in a Phase 2b clinical trial for the treatment of NASH completed in late July 2014, known as the FLINT trial, which was sponsored by the U.S. National Institute of Diabetes and Digestive and Kidney Diseases, a part of the National Institutes of Health. OCA has received breakthrough therapy designation from the FDA for the treatment of NASH patients with liver fibrosis. We currently intend to file a New Drug Application (“NDA”) with the FDA in the third quarter of 2019 seeking approval of OCA for NASH, and a Marketing Authorization Application (“MAA”) with the European Medicines Agency (“EMA”) for OCA for NASH in the fourth quarter of 2019. We also continue to work towards expanding our overall NASH development program with additional trials and studies, including our ongoing Phase 3 trial in NASH patients with compensated cirrhosis, known as the REVERSE trial.
As part of our product development activities, we expect to continue to invest in evaluating the potential of OCA in other progressive non-viral liver diseases beyond PBC and NASH. We also intend to study OCA in combination with bezafibrate, a pan-peroxisome proliferator-activated receptor agonist, in patients with PBC and potentially other liver diseases. In addition, we have a pipeline of additional compounds in early stages of research and development.
Our Strategy
Our objective is to develop and commercialize novel therapeutics for the treatment of progressive non-viral liver diseases with high unmet medical need. The key elements of our strategy are to:
•
Advance and commercialize our leading NASH program.   Based on the positive topline results from the 18-month analysis of our pivotal Phase 3 REGENERATE trial in patients with liver fibrosis due to NASH, we currently intend to file an NDA with the FDA in the third quarter of 2019 seeking approval of OCA for NASH, and an MAA with the EMA for OCA for NASH in the fourth quarter of 2019 and will continue to prepare for the potential commercialization of OCA for NASH, if approved. We also expect to continue REGENERATE through clinical outcomes and to progress our Phase 3 REVERSE trial for NASH patients with compensated cirrhosis. We may also conduct studies to explore the potential of OCA in combination therapy.

•
Grow our global PBC business.   We intend to grow our global net sales of Ocaliva to eligible patients by increasing Ocaliva’s market access and penetration in the markets where Ocaliva has been approved, pursuing regulatory approval for Ocaliva in our target markets where Ocaliva has not yet been approved and developing additional innovative product candidates, such as OCA in combination with bezafibrate, for PBC.

•
Develop and expand our pipeline.   We intend to continue to develop OCA and our other existing product candidates, alone or in combination, for non-viral liver diseases in indications beyond NASH and PBC. In addition, we intend to expand our portfolio of clinical and preclinical product candidates by leveraging our and our collaborators’ expertise in bile acid chemistry and opportunistically pursuing business development transactions.

•
Expand and protect our intellectual property.   We intend to expand and prosecute our intellectual property in the area of bile acid chemistry and therapeutics.

Concurrent Common Stock Offering
Concurrently with this offering, we are offering $200,000,000 in shares of our common stock pursuant to a separate prospectus supplement and accompanying base prospectus (the “Concurrent Common Stock Offering”). We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional $30,000,000 in shares of our common stock. This offering and the Concurrent Common Stock Offering are not contingent upon one another.
Company Information
We were incorporated in Delaware in September 2002. Our principal executive offices are located at 10 Hudson Yards, 37th Floor, New York, NY 10001 and our telephone number is (646) 747-1000. We have several additional offices, including those in San Diego, California and London, United Kingdom. Our corporate website address is www.interceptpharma.com. The references to www.interceptpharma.com in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our common stock.

The Offering
The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Debt Securities” section of the accompanying base prospectus, as supplemented by the “Description of Notes” section of this prospectus supplement, contains a more detailed description of the terms and conditions of the Notes. As used in this section, “we,” “our,” and “us” refer to Intercept Pharmaceuticals, Inc. and not to its consolidated subsidiaries.
Issuer
Intercept Pharmaceuticals, Inc., a Delaware corporation.
Securities
$200,000,000 principal amount of      % Convertible Senior Notes due 2026 (plus up to an additional $30,000,000 principal amount, solely to cover over-allotments).
Concurrent Common Stock Offering
Concurrently with this offering, we are offering $200,000,000 in shares of our common stock pursuant to a separate prospectus supplement and accompanying base prospectus. We have granted the underwriters of the Concurrent Common Stock Offering a 30-day option to purchase up to an additional $30,000,000 in shares of our common stock. This offering and the Concurrent Common Stock Offering are not contingent upon one another.
Maturity
May 15, 2026, unless earlier repurchased, redeemed or converted.
Interest
    % per year. Interest will accrue from May    , 2019 and will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2019. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes — Events of Default.”
Conversion Rights
Holders may convert all or any portion of their Notes, in multiples of  $1,000 principal amount, at their option at any time prior to the close of business on the Business Day immediately preceding February 15, 2026 only under the following circumstances:
•
during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2019, if the Last Reported Sale Price of our common stock for at least 20 Trading Days (whether or not consecutive) during a period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable Trading Day;

•
during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the “Trading Price” (as defined under “Description of Notes — Conversion Rights — Conversion upon Satisfaction of Trading Price Condition”) per

$1,000 principal amount of Notes for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate on each such Trading Day;
•
if we call any or all of the Notes for redemption, at any time prior to the close of business on the Scheduled Trading Day immediately preceding the redemption date; or

•
upon the occurrence of specified corporate events described under “Description of Notes — Conversion Rights — Conversion upon Specified Corporate Events.”

On or after February 15, 2026 until the close of business on the Business Day immediately preceding the maturity date, holders may convert all or any portion of their Notes, in multiples of  $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
The conversion rate for the Notes is initially      shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $      per share of common stock), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each Trading Day in a 20 Trading Day observation period (as described herein). See “Description of Notes — Conversion Rights —  Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event in certain circumstances, as described under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change.”
You will not receive any additional cash payment or Additional Shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Redemption at Our Option
We may not redeem the Notes prior to May 20, 2023. We may redeem for cash all or part of the Notes, at our option, on or after May 20, 2023 if the Last Reported Sale Price of our common stock has been at least 130% of the conversion price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.
We will give notice of any redemption not less than 35 nor more than 60 calendar days before the redemption date by mail or electronic delivery to the Trustee, the paying agent and each holder of Notes. See “Description of Notes —  Optional Redemption.”
Fundamental Change
If we undergo a “Fundamental Change” (as defined in this prospectus supplement under “Description of Notes —  Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their Notes in minimum principal amounts of  $1,000 or an integral multiple thereof. The Fundamental Change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
Ranking
The Notes will be our senior unsecured obligations and will rank:
•
senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes;

•
equal in right of payment to our future unsecured indebtedness that is not so subordinated, including the 2023 Convertible Notes;

•
effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•
structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) incurred by our subsidiaries.

As of March 31, 2019, we had consolidated indebtedness and other liabilities of  $493.3 million, $29.7 million of which were owed by our subsidiaries (including trade payables),

to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option), our total consolidated indebtedness and other liabilities would have been $693.3 million as of March 31, 2019. The indenture governing the Notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of Proceeds
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately $    million (or $    million if the underwriters exercise their over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with the net proceeds, if any, from the Concurrent Common Stock Offering, for working capital and general corporate purposes, which may include, among other things, funding launch preparation activities associated with the potential approval and commercialization of obeticholic acid for nonalcoholic steatohepatitis, the ongoing commercialization of Ocaliva in primary biliary cholangitis and the continued advancement of our clinical and research and development programs. See “Use of Proceeds.”
Book-entry Form
The Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public
Market for the Notes
The Notes are new securities and there is currently no established market for the Notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes without notice. We do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.
U.S. Federal Income Considerations
You should consult your own tax advisor with respect to the U.S. federal income tax considerations of owning the Notes and any common stock into which the Notes may be converted in light of your own particular situation and with respect to any tax considerations arising under the laws of any state, local, foreign or other taxing jurisdiction. See “U.S. Federal Income Tax Considerations.”

Nasdaq Global Select Market Symbol for Our Common Stock
Our common stock is listed on the Nasdaq Global Select Market under the symbol “ICPT.”
Trustee, Paying Agent
and Conversion Agent
U.S. Bank National Association.
Risk Factors
You should read the “Risk Factors” section of this prospectus supplement for a discussion of factors to consider carefully before deciding to purchase Notes.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors set forth below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report in Form 10-Q for the quarter ended March 31, 2019, which are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making a decision to invest in our securities. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement and “Forward-Looking Statements” in the accompanying base prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we presently deem less significant may also impair our business operations. If any of these risks, or such unknown risks, occur, our business, financial condition, results of operations, cash flows and future growth prospects could be materially and adversely affected. In that case, the market price of the Notes and of our common stock could decline, and you may lose all or part of your investment. Please see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.
Additional Risks Relating to the Notes and this Offering
Our management will have broad discretion over the use of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering and may allocate such proceeds in ways that may be ineffective or with which you and other holders of Notes may not agree.
Our management will have broad discretion over the use of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and may apply such proceeds in ways that do not improve our results of operations or do not result in a significant return, if any, on investment. You will not have the opportunity as part of your investment decision to assess whether such proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering, their ultimate use may vary substantially from their current intended use. The failure of our management to use these funds effectively could have a material adverse effect on our business, financial condition, results of operations, cash flows and future growth prospects. Pending their use, we may invest some or all of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return.
The Notes will be effectively subordinated to any future secured debt we may incur and to any liabilities of our subsidiaries.
The Notes will rank senior in right of payment to our future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to our future unsecured indebtedness that is not so subordinated, including the 2023 Convertible Notes; effectively junior in right of payment to our future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries.
In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior in right of payment to the Notes will be available to pay obligations on the Notes only after such secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The indenture governing the Notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of March 31, 2019, we had consolidated indebtedness and other liabilities of  $493.3 million, $29.7 million of which were owed by our subsidiaries (including trade payables), to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option), our total consolidated indebtedness and other liabilities would have been $693.3 million as of March 31, 2019.
The Notes will be our obligations only and will not be guaranteed by any of our subsidiaries.
The Notes will be our obligations exclusively and will not be guaranteed by any of our subsidiaries. Our right to receive assets from any of our subsidiaries upon their respective liquidations or reorganizations, and the right of holders of the Notes to participate in those assets, is structurally subordinated to claims of each such subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments under the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions or subject to other business considerations. For these reasons, we may not have access to sufficient assets or cash flows of our subsidiaries to make required payments under the Notes.
Servicing the Notes and our other debt will require significant amounts of cash, and we may not have sufficient cash flow from our business to pay our debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance the Notes, the 2023 Convertible Notes or any indebtedness we or our subsidiaries may incur in the future depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not generate cash flow from operations in the future sufficient to service our debt, including the Notes. If we are unable to generate cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be unfavorable to us or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at the time we seek to refinance such indebtedness. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
We may not have the ability to raise the funds necessary to settle conversions of the Notes or the 2023 Convertible Notes or to repurchase the Notes or the 2023 Convertible Notes upon a Fundamental Change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes or the 2023 Convertible Notes.
Holders of the Notes will have the right to require us to repurchase their Notes upon the occurrence of a Fundamental Change at a Fundamental Change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the Notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the Notes being converted as described under “Description of Notes — Conversion Rights — Settlement upon Conversion.” The 2023 Convertible Notes contain similar provisions concerning the holders’ rights to require us to repurchase their 2023 Convertible Notes and to pay cash to settle conversions of their 2023 Convertible Notes. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes or 2023 Convertible Notes surrendered therefor or Notes or 2023 Convertible Notes being converted. In addition, our ability to repurchase the Notes or the 2023 Convertible Notes or to pay cash upon conversions of the Notes or the 2023 Convertible Notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase Notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the Notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the Fundamental Change itself could also lead to a default under the indenture for the 2023 Convertible Notes and agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes or make cash payments upon conversions thereof.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes.
We expect that many investors in, and potential purchasers of, the Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments typically implement that strategy by selling short the common stock underlying the convertible Notes and dynamically adjusting their short position while they hold the Notes. Investors may also implement this strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the Notes. This could, in turn, adversely affect the trading price and liquidity of the Notes.
The U.S. Securities and Exchange Commisstion (“SEC”) and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”). Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Notes. In addition, Dodd-Frank and implementing regulations prohibit banking entities and their affiliates from engaging in proprietary trading in financial instruments (the so-called “Volcker Rule”). These restrictions will limit the ability of banking entities and their affiliates to invest in or purchase the Notes and could, in turn, adversely affect the trading price and liquidity of the Notes.
Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the Notes.
The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. In addition, the trading price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. A decrease in the market price of our common stock would likely adversely impact the trading price of the Notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the Notes. See “Risk Factors — Risks Related to Ownership of our Common Stock — Our stock price has been and may in the future be volatile, which could cause holders of our common stock and the Notes to incur substantial losses.”
We may incur substantially more debt or take other actions which would intensify the risks discussed above.
We and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. We and our subsidiaries will not be restricted under the terms of the indenture governing the Notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the Notes that could have the effect of diminishing our ability to make payments on the Notes when due.
The conditional conversion feature of the Notes and the 2023 Convertible Notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the Notes is triggered, holders of Notes will be entitled to convert the Notes at any time during specified periods at their option. See “Description of Notes — Conversion Rights.” If one or more holders elect to convert their Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital. The 2023 Convertible Notes have a conditional conversion feature that is substantially the same as the conditional conversion feature of the Notes.
The accounting method for convertible debt securities that may be settled in cash, such as the Notes and the 2023 Convertible Notes, could have a material effect on our reported financial results.
Under Accounting Standards Codification Subtopic 470-20, “Debt with Conversion and Other Options” (“ASC 470-20”), an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes and the 2023 Convertible Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet, and the value of the equity component would be treated as original issue discount for purposes of accounting for the debt component of the Notes. As a result, we will be required to record a greater amount of non-cash interest expense in current periods presented as a result of the amortization of the discounted carrying value of the Notes to their face amount over the term of the Notes. We will report lower net income in our financial results because ASC 470-20 will require interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect the trading price of our common stock and the trading price of the Notes.
In addition, under certain circumstances, convertible debt instruments (such as the Notes and the 2023 Convertible Notes) that may be settled entirely or partly in cash are currently accounted for utilizing the treasury stock method, the effect of which is that the shares issuable upon conversion of the Notes will not be included in the calculation of diluted earnings per share except to the extent that the conversion value of the Notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. We cannot be sure that the accounting standards in the future will continue to permit the use of the treasury stock method. If we are unable to use the treasury stock method in accounting for the shares issuable upon conversion of the Notes or the 2023 Convertible Notes, then our diluted earnings per share would be adversely affected.
Holders of Notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.
Holders of Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the Conversion Date relating to such Notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last Trading Day of the relevant Observation Period (if we elect, or are deemed to elect, to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the Record Date for determining the stockholders of record entitled to vote on the amendment occurs prior to the Conversion Date related to a holder’s conversion of its Notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last Trading Day of the relevant Observation Period (if we elect, or are deemed to elect, to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.
The conditional conversion feature of the Notes could result in your receiving less than the value of our common stock into which the Notes would otherwise be convertible.
Prior to the close of business on the Business Day immediately preceding February 15, 2026, you may convert your Notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your Notes, and you may not be able to receive the value of the cash, common stock (and cash in lieu of any fractional shares) or a combination of cash and common stock, as applicable, into which the Notes would otherwise be convertible.
Upon conversion of the Notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.
Under the Notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders Notes for conversion until the date we settle our conversion obligation.
Upon conversion of the Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or elect or are deemed to elect to satisfy our conversion obligation in a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your Notes will be determined by reference to the volume-weighted average price of our common stock for each Trading Day in a 20 Trading Day observation period. As described under “Description of Notes — Settlement upon Conversion,” this period would be (i) if the relevant Conversion Date occurs prior to February 15, 2026 and we have not issued a notice of redemption with respect to the Notes as described under “Description of Notes — Optional Redemption,” the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after February 15, 2026 and we have not issued a notice of redemption with respect to the Notes as described under “Description of Notes — Optional Redemption,” the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the maturity date; and (iii) if the relevant Conversion Date occurs on or after the date of our issuance of a notice of redemption with respect to the Notes as described under “Description of Notes — Optional Redemption” and prior to the relevant redemption date (even if the relevant Conversion Date occurs on or after February 15, 2026), the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding such redemption date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the Notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second Business Day following the relevant Conversion Date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the Notes on the Conversion Date.
The Notes will not be protected by restrictive covenants.
The indenture governing the Notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the Notes in the event of a Fundamental Change or other corporate transaction involving us except to the extent described under “Description of Notes —  Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change” and “Description of Notes — Consolidation, Merger and Sale of Assets.” See also the risks described in this section under the heading “— We may not have the ability to raise the funds necessary to settle conversions of the Notes or the 2023 Convertible Notes or to repurchase the Notes or the 2023 Convertible Notes upon a Fundamental Change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes or the 2023 Convertible Notes.”
The increase in the conversion rate for Notes converted in connection with a Make-whole Fundamental Change may not adequately compensate you for any lost value of your Notes as a result of such transaction.
If a Make-whole Fundamental Change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of Additional Shares of our common stock for Notes converted in connection with such Make-whole Fundamental Change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change.” The increase in the conversion rate for Notes converted in connection with a Make-whole Fundamental Change may not adequately compensate you for any lost value of your Notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $          per share or less than $          per share (in each case, subject to adjustment), no Additional Shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of Notes as a result of this adjustment exceed           shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights —  Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for Notes converted in connection with a Make-whole Fundamental Change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
If our stockholders sell substantial amounts of our common stock, including any common stock purchased in the Concurrent Common Stock Offering, the market price of our common stock, and in turn the trading price of the Notes, may decline even if our business is doing well.
A significant number of shares of our common stock are held by a small number of stockholders, including our largest stockholder, Genextra S.p.A. (“Genextra”). Sales of a significant number of shares of our common stock, or the expectation that such sales may occur, could significantly reduce the market price of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate. We have also registered the offer and sale of all of the shares of common stock that we may issue under our equity compensation plans, including upon the exercise of stock options. These shares may be freely sold in the public market upon issuance.

In connection with this offering, subject to certain exceptions, we, our directors and executive officers and Genextra have agreed not to offer, sell or agree to sell, directly or indirectly, any shares of common stock without the consent of the underwriters in this offering for a period of 60 days after the date of this prospectus supplement. When the applicable lock-up periods expire, subject to the applicable securities laws, we, our directors and executive officers and Genextra will be able to sell shares in the public market.
Additionally, sales of our common stock by our executive officers or directors, even when done during an open trading window under our policies with respect to insider sales or done under a trading plan adopted in accordance with the guidelines set forth by Rule 10b5-1, may adversely impact the market price of our common stock. Although we do not expect that the relatively small volume of such sales would itself significantly impact the market price of our common stock, the market could react negatively to the announcement of such sales, which could in turn affect the market price of our common stock. Furthermore, Genextra has informed us that it has pledged shares of our common stock that it holds as collateral in connection with a margin loan. Enforcement against such collateral could materially and adversely affect the price of our common stock.
The conversion rate of the Notes may not be adjusted for all dilutive events.
The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes —  Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the Notes or our common stock. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate.
Some significant restructuring transactions and significant changes in the composition of our board may not constitute a Fundamental Change, in which case we would not be obligated to offer to repurchase the Notes.
Upon the occurrence of a Fundamental Change, you have the right to require us to repurchase your Notes. However, the Fundamental Change provisions will not afford protection to holders of Notes in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a Fundamental Change requiring us to repurchase the Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes.
In addition, absent the occurrence of a Fundamental Change or Make-whole Fundamental Change as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes” or “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change,” changes in the composition of our board of directors will not provide holders with the right to require us to repurchase the Notes or to an increase in the conversion rate upon conversion.
Provisions in the indenture governing the Notes may deter or prevent a business combination that may be favorable to you.
If a Fundamental Change occurs prior to the maturity date of the Notes, holders of the Notes will have the right, at their option, to require us to repurchase all or a portion of their Notes. In addition, if a Make-whole Fundamental Change occurs prior to the maturity date of the Notes, we will in some cases be required to increase the conversion rate for a holder that elects to convert its Notes in connection with such Make-whole Fundamental Change. Furthermore, the indenture governing the Notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the Notes and the indenture. These and other provisions in the indenture could deter or prevent a third party from acquiring us even when the acquisition may be favorable to you.
We cannot assure you that an active trading market will develop for the Notes.
Prior to this offering, there has been no trading market for the Notes, and we do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriters that they currently intend to make a market in the Notes after the offering is completed. However, the underwriters may discontinue their market-making at any time without notice. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.
Any adverse rating of the Notes may cause their trading price to fall.
We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.
You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding cash distribution.
The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to receive a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. Further, if a Make-Whole Fundamental Change occurs prior to the maturity date of the Notes, under some circumstances, we will increase the conversion rate for Notes converted in connection with the Make-Whole Fundamental Change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If you are a Non-U.S. Holder (as defined in “U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Notes. See “U.S. Federal Income Tax Considerations.”
This offering is not contingent on the consummation of the Concurrent Common Stock Offering.
The consummation of this offering and the consummation of the Concurrent Common Stock Offering are not contingent upon one another. Accordingly, if you decide to purchase Notes in this offering, you should be willing to do so whether or not we complete the Concurrent Common Stock Offering.
Additional Risks Relating to our Common Stock
Ownership in our common stock is highly concentrated.
Our executive officers, directors and stockholders who own more than 5% of our outstanding common stock together beneficially own a significant percentage of our common stock based on reports filed with the SEC. If these stockholders were to choose to act together, they would be able to significantly influence matters submitted to our stockholders for approval, including the election of directors and approval of any merger, consolidation, sale of all or substantially all of our assets or other business combination or reorganization, as well as our management and affairs. This concentration of voting power could delay or prevent an acquisition of us on terms that other securityholders may desire. The interests of this group of stockholders may not always coincide with your interests or the interests of other securityholders and they may act in a manner that advances their best interests and not necessarily those of other securityholders, including seeking a premium value for their common stock, and might affect the market price of the Notes and our common stock.
We have a significant stockholder, which will limit the ability of others to influence corporate matters, may give rise to conflicts of interest and could result in future substantial sales of shares of our common stock into the market.
Genextra is our largest stockholder and owns a significant minority percentage of our outstanding common stock. Accordingly, Genextra exerts and will continue to exert significant influence over us and any action requiring the approval of the holders of our common stock, including the election of directors and amendments to our organizational documents, such as increases in our authorized shares of common stock and approval of significant corporate transactions. This concentration of voting power makes it less likely that any other holder of common stock will be able to affect the way we are managed and could delay or prevent an acquisition of us on terms that other securityholders may desire.
Furthermore, the interests of Genextra may not always coincide with your interests or the interests of other securityholders, and Genextra may act in a manner that advances its best interests and not necessarily those of other securityholders, including seeking a premium value for its common stock, and might affect the market price of the Notes and our common stock. Our board of directors, which consists of ten directors, including one associated with Genextra, has the power to set the number of directors on our board from time to time.
Genextra also may sell shares of our common stock into the market from time to time, and we cannot predict the effect, if any, that future sales by Genextra may have on the market price of the Notes or our common stock. In addition, Genextra has informed us that it has pledged shares of our common stock that it holds as collateral in connection with a margin loan. Enforcement against such collateral could materially and adversely affect the price of the Notes and our common stock.
We have previously been, and are currently, subject to securities class action litigation and may be subject to similar or other litigation in the future. Such matters can be expensive, time- consuming and have a material adverse effect on our business, results of operations and financial condition.
We have previously been subject to securities class action lawsuits. In February 2014, two purported securities class actions were filed against us and certain of our officers, which were eventually consolidated. In May 2016, the defendants reached an agreement with the lead plaintiff to seek court approval of a proposed resolution and the settlement was ultimately granted final approval by the court in September 2016. While the final judgment and order of the court included a dismissal of the action with prejudice against all defendants and the defendants did not admit any liability as part of the settlement, the total payment aggregated to $55.0 million, of which $10.0 million was paid by our insurers.
In September 2017, a lawsuit and, in January 2018, a follow-on lawsuit were filed alleging that we and certain of our officers made material misrepresentations and/or omissions of material fact regarding Ocaliva dosing, use and pharmacovigilance-related matters, as well as our operations, financial performance and prospects. The plaintiffs seek unspecified monetary damages on behalf of the putative class, an award of costs and expenses, including attorney’s fees, and rescissory damages. While we believe that we have a number of valid defenses to the claims described above and intend to vigorously defend ourselves, the matters are in the early stages of litigation and no assessment can be made as to the likely outcome of the matters or whether they will be material to us.

We may be subject to additional suits or proceedings brought in the future and, as has been the case with many companies in our industry, we may from time to time receive inquiries and subpoenas and other types of information requests from government authorities and others. For example, in May 2018, we received a subpoena from the SEC requesting information in connection with our patient assistance program and certain of our commercial activities. While the ultimate outcome of any such investigations, inquiries, information requests and legal proceedings is difficult to predict, adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, product recalls, significant costs, payments, damages or fines or other administrative, civil or criminal remedies, liabilities or penalties, which may have a material adverse effect on our business, results of operations and financial condition. In addition, monitoring and defending against legal actions, whether or not meritorious, and responding to investigations, inquiries and information requests is expensive, time-consuming for our management and detracts from our ability to fully focus our internal resources on our business activities, and we cannot predict how long it may take to resolve such matters. Although we may receive insurance coverage for certain adversarial proceedings, coverage could be denied or prove to be insufficient. It is possible that we could, in the future, incur judgment or enter into settlement of claims for monetary damages. A decision adverse to our interests could result in the payment of substantial damages and could have a material adverse effect on our business, results of operations and financial condition.
Our stock price has been and may in the future be volatile.
The market price of our common stock has been, and is likely to continue to be, highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Since our initial public offering in October 2012, the price of our common stock on the Nasdaq Global Select Market has ranged from $17.96 per share to $497.00 per share. In addition to the other factors discussed in this “Risk Factors” section and in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report in Form 10-Q for the quarter ended March 31, 2019, which are incorporated by reference herein, the factors that may result in wide fluctuations in the price of our common stock include any:
•
failure to successfully commercialize Ocaliva for PBC in the United States, Europe, Canada, Israel, Australia and other jurisdictions in which we have or may receive marketing authorization or our inability to maintain regulatory approval for Ocaliva in such jurisdictions or receive marketing authorization for Ocaliva in other jurisdictions;

•
issues, delays or failures in identifying patients, enrolling patients, treating patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our NASH or PBC clinical trials;

•
inability to obtain additional funding;

•
delay in filing an investigational new drug application, New Drug Application, Marketing Authorization Application or comparable submission for any of our product candidates, including OCA for NASH, and any adverse development or perceived adverse development with respect to the regulatory review of any such submission;

•
failure to successfully develop, obtain regulatory approval of and, if approved, commercialize OCA for indications other than PBC, such as NASH, or any of our other product candidates;

•
potential side effects associated with Ocaliva for PBC, OCA for NASH or our other product candidates;

•
inability to obtain adequate product supply of Ocaliva, OCA or any of our other product candidates or the inability to do so at acceptable prices;

•
results of clinical trials of our competitors’ products and product candidates;

•
regulatory actions with respect to our products or product candidates or our competitors’ products or product candidates;

•
changes in laws or regulations applicable to our products or product candidates;

•
failure to meet or exceed financial projections or guidance we may provide to the public;

•
failure to meet or exceed the estimates and projections of the investment community;

•
actual or anticipated fluctuations in our financial condition and operating results;

•
actual or anticipated changes in our growth rate relative to our competitors;

•
actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;

•
competition from existing products or new products that may emerge;

•
announcements by us, our collaborators or our competitors of significant acquisitions, strategic collaborations, joint ventures, collaborations or capital commitments;

•
issuance of new or updated research or reports by securities analysts;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
additions or departures of key management or scientific personnel;

•
disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
announcement or expectation of additional financing efforts;

•
disputes, governmental inquiries or investigations, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation;

•
sales of our common stock by us, our insiders or our other stockholders;

•
failure to adopt appropriate information security systems, including any systems that may be required to support our growing and changing business requirements, or prevent system failures, data breaches or violations of data protection laws;

•
market conditions for biopharmaceutical stocks in general; and

•
general economic, industry and market conditions.

Any of these factors could also affect the trading price of the Notes.
Furthermore, stock markets in general and the market for biotechnology companies in particular have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations may negatively impact the market price of our securities, regardless of our actual operating performance. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We have been in the past, and are currently subject to this type of litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. As a result of this volatility, you could incur substantial losses.
Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.
We are subject to the periodic reporting requirements of the Exchange Act. Our disclosure controls and procedures are designed to reasonably assure that information required to be disclosed by us in reports we file or submit under the Exchange Act is accumulated and communicated to management, recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures or internal controls and procedures, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.
These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements or insufficient disclosure due to error or fraud may occur and not be detected.
If securities or industry analysts cease publishing research or reports about us, our business or our market, or if they publish inaccurate or unfavorable reports about us or our common stock, the price of our common stock and its trading volume could decline.
The market for our common stock depends in part on the research and reports that securities or industry analysts publish about our company. We do not have any control over these analysts, and there can be no assurance that analysts will continue to cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our stock price may decline. If one or more of the analysts covering us fail to regularly publish reports on us, demand for our common stock may decline, which could cause our stock price and trading volume to decline.
Anti-takeover provisions in our restated certificate of incorporation and our restated bylaws, as well as provisions of Delaware law and certain provisions of the 2023 Convertible Notes and the Notes, might discourage, delay or prevent a change in control of our company or changes in our management and, therefore, depress the market price of the Notes or our common stock.
Provisions in our restated certificate of incorporation and restated bylaws, as well as provisions of Delaware law, may discourage, delay or prevent a merger, acquisition or other change in control that our securityholders consider favorable, including transactions in which securityholders might otherwise receive a premium for their securities. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. Our corporate governance documents include provisions:
•
authorizing the issuance of  “blank check” convertible preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval;

•
prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders, to the extent that no stockholder, together with its affiliates, holds more than 50% of our voting stock;

•
eliminating the ability of stockholders to call a special meeting of stockholders;

•
permitting our board of directors to accelerate the vesting of outstanding equity awards upon certain transactions that result in a change of control; and

•
establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

In addition, as a Delaware corporation, we are subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation Law (the “DGCL”), which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of our outstanding common stock. Any provision of our restated certificate of incorporation or restated bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our securityholders to receive a premium for their securities, and could also affect the price that some investors are willing to pay for the Notes or our common stock.
Certain provisions of the 2023 Convertible Notes and the Notes could also make it more difficult or more expensive for a third party to acquire us. For example, if an acquisition event constitutes a “fundamental change” under the terms of the 2023 Convertible Notes or the Notes, holders of the 2023

Convertible Notes or the Notes, as applicable, will have the right to require us to purchase their notes for cash. Similarly, if an acquisition event constitutes a “Make-Whole Fundamental Change” under the terms of the 2023 Convertible Notes or the Notes, we may be required to increase the conversion rate for holders who convert their 2023 Convertible Notes or Notes, as applicable, in connection with such Make-Whole Fundamental Change.
The existence of the foregoing provisions and anti-takeover measures may also frustrate or prevent any attempts by our stockholders to replace or remove our current management or members of our board of directors and could limit the price that investors might be willing to pay in the future for the Notes or shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your securities in an acquisition.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful stockholder claims against us and may reduce the amount of money available to us.
As permitted by Section 102(b)(7) of the DGCL, our restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by law. In addition, as permitted by Section 145 of the DGCL, our restated certificate of incorporation and restated bylaws provide that we shall indemnify, to the fullest extent authorized by the DGCL, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of our company, or is or was serving as an officer or director of another entity at our request, against all expense, loss or liability reasonably incurred or suffered in connection therewith. Our restated certificate of incorporation provides that the right to indemnification includes the right to be paid expenses incurred in defending any proceeding in advance of its final disposition, subject to certain conditions. The rights conferred in the restated certificate of incorporation and the restated bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons.
The above limitations on liability and our indemnification obligations limit the personal liability of our directors and officers for monetary damages for breach of their fiduciary duty as directors by shifting the burden of such losses and expenses to us. Although we carry directors’ and officers’ liability insurance, certain liabilities or expenses covered by our indemnification obligations may not be covered by such insurance or the coverage limitation amounts may be exceeded. As a result, we may need to use a significant amount of our funds to satisfy our indemnification obligations, which could severely harm our business and financial condition and limit the funds available to stockholders who may choose to bring a claim against our company.
We do not intend to pay dividends in the foreseeable future.
We do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of shares of our common stock will provide a return to stockholders, which may not occur. Investors seeking cash dividends should not invest in our common stock. To the extent that the Notes convert into common stock, you may not realize any return on your investment in our common stock and may lose some or all of your investment.
Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.
We have significant net operating loss carryforwards (“NOLs”) for U.S. Federal income tax purposes. The enactment of the TCJA in late 2017 modified the ability of companies to utilize NOLs arising in tax years beginning on or after January 1, 2018 by providing that such NOLs may be carried forward indefinitely and used to offset up to 80 percent of taxable income in any given future year. Existing NOLs that arose in tax years beginning prior to January 1, 2018 were not affected by the TCJA and are generally eligible to be carried forward for up to 20 years and used to fully offset taxable income in future years. Our pre-2018 NOLs will expire for U.S. Federal income tax purposes between 2024 and 2037. We also have certain state and foreign NOLs in varying amounts depending on the different state and foreign tax laws.

In addition, our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code or similar rules. The Section 382 limitations apply if an “ownership change” occurs. Generally, an ownership change occurs when certain shareholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). We have evaluated whether one or more ownership changes under Section 382 have occurred since our inception and have determined that there have been at least two such changes. Although we believe that these ownership changes have not resulted in material limitations on our ability to use these NOLs, our ability to utilize these NOLs may be limited due to future ownership changes or for other reasons. As a result, we may not be able to take full advantage of our carryforwards for U.S. federal, state, and foreign tax purposes.
We will have a limited number of unreserved and authorized shares available for issuance following this offering and the Concurrent Common Stock Offering.
We may need to raise additional capital to fund our future operating requirements. Our restated certificate of incorporation authorizes us to issue 45 million shares of common stock. Following the Concurrent Common Stock Offering, and after taking into account shares of common stock issuable or reserved for issuance upon the exercise of outstanding stock options, the vesting of outstanding restricted stock units (including performance restricted stock units) and the conversion of the 2023 Convertible Notes and the Notes, together with shares of common stock available for future grants under our equity incentive plan, we will have a limited number of remaining unreserved and authorized shares available for issuance. This could impact our ability to raise additional funds in the future.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the Notes in this offering will be approximately $          million, or approximately $          million if the underwriters exercise their option to purchase additional Notes in full, after deducting estimated underwriting discounts and commissions, in the case of the offering, and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with the net proceeds, if any, from the Concurrent Common Stock Offering, for working capital and general corporate purposes, which may include, among other things, among other things, funding launch preparation activities associated with the potential approval and commercialization of obeticholic acid for nonalcoholic steatohepatitis, the ongoing commercialization of Ocaliva in primary biliary cholangitis and the continued advancement of our clinical and research and development programs.
The amounts and timing of our actual expenditures will depend on numerous factors, including our development and commercialization efforts, as well as the amount of cash used in our operations. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest some or all of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering in short-term, investment-grade, interest-bearing securities.
Our expected use of the net proceeds from this offering and the net proceeds, if any, from the Concurrent Common Stock Offering represents our current intentions based upon our present plans and business conditions. The consummation of this offering and the consummation of the Concurrent Common Stock Offering are not contingent upon one another.

DESCRIPTION OF NOTES
We will issue the Notes under the Base Indenture, dated as of July 6, 2016, between us and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, to be dated the date of initial issuance of the Notes, with respect to the Notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the Notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the Notes and the Base Indenture in the accompanying base prospectus. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
You may request a copy of the indenture from us as described under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.
For purposes of this description, references to “we,” “our” and “us” refer only to Intercept Pharmaceuticals, Inc. and not to its subsidiaries.
General
The Notes will:
•
be our general unsecured, senior obligations;

•
initially be limited to an aggregate principal amount of  $200,000,000 (or $230,000,000 if the underwriters’ over-allotment option is exercised in full);

•
bear cash interest from May     , 2019 at an annual rate of            % payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2019;

•
be subject to redemption at our option, in whole or in part, on or after May 20, 2023 if the Last Reported Sale Price of our common stock has been at least 130% of the conversion price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date;

•
be subject to repurchase by us at the option of the holders following a Fundamental Change (as defined below under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes”), at a Fundamental Change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date;

•
mature on May 15, 2026, unless earlier converted, redeemed or repurchased;

•
be issued in minimum denominations of  $1,000 and integral multiples of  $1,000 in excess thereof; and

•
be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “Book-entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the Notes may be converted at an initial conversion rate of            shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $           per share of common stock). The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the Conversion Date except under the limited circumstances described below.
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of the holders, reopen the indenture governing the Notes and issue additional Notes under the indenture with the same terms and with the same CUSIP number as the Notes offered hereby (other than differences in the issue price, issue date and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially offered hereby for U.S. federal securities law or federal income tax purposes, such additional Notes will have a separate CUSIP number.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
Purchase and Cancellation
We will cause all Notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee. Except for Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in the indenture.
We may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, with or without notice to holders, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.
Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay or cause the paying agent to pay the principal of, and interest on, Notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note.
We will pay or cause the paying agent to pay the principal of any certificated Notes at the office or agency designated by us for that purpose. We have initially designated the Trustee as our paying agent and registrar and its corporate trust office located in the contiguous United States of America as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the Notes, and we may act as paying agent or registrar. Interest on certificated Notes will be payable (i) to holders having an aggregate principal amount of  $2,000,000 or less, by check mailed to the holders of these Notes and (ii) to holders having an aggregate principal amount of more than $2,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that holder’s account within the United States, if such holder has provided us, the Trustee or the paying agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the Trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase.
The registered holder of a note will be treated as its owner for all purposes.
Interest and Payment Dates
The Notes will bear cash interest at a rate of            % per year until maturity. Interest on the Notes will accrue from May    , 2019, or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on May 15 and November 15 of each year, beginning on November 15, 2019.
Interest will be paid to the person in whose name a note is registered at the close of business on May 1 or November 1, as the case may be, immediately preceding the relevant interest payment date (each, a “Regular Record Date”). Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date or any earlier required repurchase date upon a Fundamental Change of a note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay. The term “Business Day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law, regulation or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”
Ranking
The Notes will be our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equal in right of payment with all of our existing and future liabilities that are not so subordinated, including the 2023 Convertible Notes. The Notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. The Notes will be structurally subordinated to all indebtedness and other liabilities incurred by our subsidiaries (including trade payables). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of March 31, 2019, we had consolidated indebtedness and other liabilities of  $493.3 million, $29.7 million of which were owed by our subsidiaries (including trade payables), to which the Notes would have been structurally subordinated. After giving effect to the issuance of the Notes (assuming no exercise of the underwriters’ over-allotment option), our total consolidated indebtedness and other liabilities would have been $693.3 million as of March 31, 2019. Our subsidiaries have no obligation to pay any amounts due on the Notes or to provide us with funds for our payment obligations under the indenture. The ability of our subsidiaries to pay dividends and make other payments to us may also be restricted by, among other things, applicable corporate and other laws and regulations, as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portion of any conversion obligation upon conversion of the Notes, to repay the Notes at maturity or to pay cash for the Fundamental Change repurchase price upon a Fundamental Change if a holder requires us to repurchase Notes as described below. See “Risk Factors — Additional Risks Relating to the Notes and this Offering — We may not have the ability to raise the funds necessary to settle conversions of the Notes or the 2023 Convertible Notes or to repurchase the Notes or the 2023 Convertible Notes upon a Fundamental Change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes or the 2023 Convertible Notes.”
Additional Amounts
If we amalgamate, consolidate with, merge with or into, or sell, convey, transfer or lease our property and assets substantially as an entirety to, any person and the resulting, surviving or transferee person is not organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (such person or any successor thereto, the “Surviving Entity”), then all payments and deliveries made by, or on behalf of, the Surviving Entity under or with respect to the Notes, including, but not limited to, payments of principal (including, if applicable, the Fundamental Change repurchase price and the redemption price), payments of interest and deliveries of cash, common stock or other reference property (together with payment of cash in lieu of any fractional shares of common stock) upon conversion, will be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (“taxes”) imposed or levied by or within the jurisdiction, excluding the United States, in which the Surviving Entity is, for tax purposes, organized or resident or doing business or through which payment is made or deemed made by or on behalf of the Surviving Entity for purposes of the tax law of that jurisdiction (or any political subdivision or taxing authority thereof or therein) (each, as applicable, a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law. In the event that any such withholding or deduction is so required, the Surviving Entity will pay to the holder of each note such Additional Amounts (the “Additional Amounts”) as may be necessary to ensure that the net amount received by the beneficial owners after such withholding or deduction (and after deducting any taxes imposed or levied by a Relevant Taxing Jurisdiction on the Additional Amounts) will equal the amounts that would have been received by such beneficial owners had no such withholding or deduction been required; provided that no Additional Amounts will be payable for or on account of:
(a)
any taxes to the extent such taxes would not have been imposed but for:

(i)
the existence of any present or former connection between the holder or such beneficial owners of such note and the Relevant Taxing Jurisdiction, including, without limitation, being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein, but excluding the mere holding or enforcement of such note or the receipt of payments thereunder;

(ii)
the presentation of such note (in cases in which presentation is required) more than 30 days after the later of the date on which the payment of the principal of  (including the Fundamental Change repurchase price and the redemption price, if applicable) and interest on such note or the delivery of cash, common stock and other reference property (together with payment of cash in lieu of any fractional shares of common stock) upon conversion of such note became due and payable pursuant to the terms thereof or was made or duly provided for; or
(iii)
the failure of the holder or such beneficial owners, to the extent they were legally entitled to do so, to comply with a timely request from the Surviving Entity to provide certification, information, documents or other evidence concerning such holder’s or such beneficial owners’ nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder or beneficial owners;

(b)
any estate, inheritance, gift, sale, transfer, excise, personal property or similar taxes;

(c)
any taxes to the extent such taxes result from the presentation of any note for payment (where presentation is required for payment) and the payment can be made without such withholding or deduction by the presentation of the note for payment to at least one other paying agent in a member state of the European Union;

(d)
any taxes that are payable otherwise than by withholding from payments under or with respect to the Notes;

(e)
any taxes required by sections 1471 through 1474 of the United States Internal Revenue Code of 1986, as amended (“FATCA”), any current or future Treasury Regulations or rulings promulgated thereunder, any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA, any intergovernmental agreement between the United States and any other jurisdiction to implement FATCA or any law enacted by such other jurisdiction to give effect to such agreement, or any agreement with the U.S. Internal Revenue Service under FATCA; or

(f)
any combination of taxes referred to in the preceding clauses (a) through (e).

Furthermore, Additional Amounts shall not be paid for any taxes with respect to any payment of the principal of  (including the Fundamental Change repurchase price and the redemption price, if applicable) and interest on such note or the delivery of cash, common stock or other reference property (together with payment of cash in lieu of any fractional shares of common stock) upon conversion of such note to a holder, if the holder is a fiduciary, partnership or person other than the sole beneficial owner of that payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a partner or member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner, member or beneficial owner been the holder thereof.
Whenever there is mentioned in any context the delivery of cash, common stock or other reference property (together with payment of cash in lieu of any fractional shares of common stock) upon conversion of any note or the payment of principal of  (including the Fundamental Change repurchase price and the redemption price, if applicable) and interest on any note or any other amount payable with respect to such note, such mention shall be deemed to include payment of Additional Amounts provided for in the indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
As a condition to receiving any Additional Amounts, each holder entitled to any Additional Amounts shall cooperate with the Surviving Entity and the Trustee in complying with any timely request from the Surviving Entity to provide any certification, information, documents or other evidence to confirm such holder’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction (or to make any declaration or satisfy any other reporting requirement relating to such matters), if and to the extent that due and timely compliance with such request is required by statute, regulation, treaty or administrative practice of the Relevant Taxing Jurisdiction in order to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such holder. Each holder entitled to any Additional Amounts will cooperate with the Surviving Entity and the Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof to assist the Surviving Entity or Trustee in determining the applicable withholding tax rate and the amount of Additional Amounts payable in respect thereof. We will furnish to the Trustee documentation reasonably satisfactory to the Trustee evidencing payment of any taxes so deducted or withheld and the amount of any Additional Amounts payable thereon. Copies of such documentation will be made available by the Trustee to the relevant holders upon written request to the Trustee.
The above obligations will survive any termination or discharge of the indenture and any transfer by a holder or beneficial owner of its Notes.
Optional Redemption
No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically. Prior to May 20, 2023, the Notes will not be redeemable. On or after May 20, 2023, we may redeem for cash all or part of the Notes, at our option, if the Last Reported Sale Price of our common stock has been at least 130% of the conversion price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which we provide notice of redemption. In the case of any optional redemption, we will provide not less than 35 nor more than 60 calendar days’ notice before the redemption date by mail or electronic delivery to the Trustee, the paying agent and each holder of Notes, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (unless the redemption date falls after a Regular Record Date but on or prior to the immediately succeeding interest payment date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of business on such Regular Record Date, and the redemption price will be equal to 100% of the principal amount of the Notes to be redeemed). The redemption date must be a Business Day.
If we decide to redeem fewer than all of the outstanding Notes, the Trustee will select the Notes to be redeemed (in principal amounts of  $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate.
If the Trustee selects a portion of your note for partial redemption and you convert a portion of the same note, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.
No Notes may be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such Notes).
Conversion Rights
General
Prior to the close of business on the Business Day immediately preceding February 15, 2026, the Notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion upon Satisfaction of Sale Price Condition,” “— Conversion upon Notice of Redemption,” “— Conversion upon Satisfaction of Trading Price Condition” and “— Conversion upon Specified Corporate Events.” On or after February 15, 2026 until the close of business on the Business

Day immediately preceding the maturity date, holders may convert all or any portion of their Notes at the conversion rate at any time irrespective of the foregoing conditions. Neither the Trustee nor the conversion agent (if other than the Trustee) shall have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.
The conversion rate for the Notes will initially be           shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $           per share of common stock). Upon conversion of a note, we will satisfy our conversion obligations by paying or delivering, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional shares) or a combination of cash and shares of our common stock, at our election, in each case, as set forth below under “— Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a Daily Conversion Value (as defined below) calculated on a proportionate basis for each Trading Day in a 20 Trading Day observation period (as defined below under “— Settlement upon Conversion”). The Trustee will initially act as the conversion agent.
A holder may convert fewer than all of such holder’s Notes so long as the Notes converted are a multiple of  $1,000 principal amount.
If a holder of Notes has submitted Notes for repurchase upon a Fundamental Change, the holder may convert those Notes only if that holder first withdraws its repurchase notice with respect to those Notes.
If we call Notes for redemption, a holder of Notes may convert all or any portion of its Notes only until the close of business on the Scheduled Trading Day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of Notes may convert such Notes until the redemption price has been paid or duly provided for).
Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate for any accrued and unpaid interest on any converted Notes. We will not issue fractional shares of our common stock upon conversion of Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “— Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock (and cash in lieu of any fractional shares) or combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:
•
the principal amount of the note; and

•
accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding paragraph, if Notes are converted after 5:00 p.m., New York City time, on a Regular Record Date for the payment of interest, holders of such Notes at 5:00 p.m., New York City time, on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any Regular Record Date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:
•
for conversions following the Regular Record Date immediately preceding the maturity date;

•
if we have specified a redemption date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made;

•
if we have specified a Fundamental Change repurchase date that is after a Regular Record Date and on or prior to the Business Day immediately following the date on which the corresponding interest payment is made; or

•
to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the Regular Record Date immediately preceding the maturity date or any redemption date will receive the full interest payment due on the maturity date or such redemption date, as applicable, regardless of whether their Notes have been converted following such Regular Record Date.
If a holder converts Notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
Holders may surrender their Notes for conversion solely under the following circumstances:
Conversion upon Satisfaction of Sale Price Condition
Prior to the close of business on the Business Day immediately preceding February 15, 2026, a holder may surrender all or any portion of its Notes for conversion at any time during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2019, if the Last Reported Sale Price of our common stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable Trading Day. If the sale price condition has been met, we will so notify the holders, the Trustee and the conversion agent (if other than the Trustee).
As determined by us, the “Last Reported Sale Price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. The Last Reported Sale Price will be determined without reference to after-hours trading or extended market trading. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date we obtain from one or more nationally recognized independent investment banking firms selected by us for this purpose.
“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a Last Reported Sale Price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “Trading Day” means a “Business Day.”
Conversion upon Satisfaction of Trading Price Condition
Prior to the close of business on the Business Day immediately preceding February 15, 2026, a holder of Notes may surrender all or any portion of its Notes for conversion at any time during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the “Trading Price” per $1,000 principal amount of Notes, as determined following a request by holders of at least $1,000,000 principal amount of Notes in accordance with the procedures described below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate on each such Trading Day.
The “Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $1,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $1,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent to obtain bids, or if we give such instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate on each Trading Day of such failure. At such time as we direct the bid solicitation agent in writing to solicit bid quotations we will provide the bid solicitation agent with the names and contact details of the three independent nationally recognized securities dealers we select, and we will direct those security dealers to provide bids to the bid solicitation agent (if other than us).
The bid solicitation agent (if other than us) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless we have requested such determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the Trading Price) unless holders of at least $1,000,000 principal amount of Notes provide us with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate for each Trading Day during the Measurement Period. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate. If the Trading Price condition has been met, we will so notify the holders, the Trustee and the conversion agent (if other than the Trustee). If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of our common stock and the conversion rate for such date, we will so notify the holders, the Trustee and the conversion agent (if other than the Trustee).
The Trustee will initially act as the bid solicitation agent. We may, however, appoint another person, including ourselves, to replace the Trustee as bid solicitation agent at any time without prior notice to holders.
Conversion upon Notice of Redemption
If we call any or all of the Notes for redemption prior to the maturity date, holders may convert all or any portion of their Notes at any time prior to the close of business on the Scheduled Trading Day immediately preceding the redemption date, even if the Notes are not otherwise convertible at such time. After that time, the right to convert such Notes on account of our delivery of a notice of redemption will expire, unless we default in the payment of the redemption price, in which case a holder of Notes may convert all or any portion of its Notes until the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the Business Day immediately preceding February 15, 2026, we elect to:
•
issue to all or substantially all holders of our common stock any rights, options or warrants (other than any issuance of any rights, options or warrants under a stockholder rights plan that are (i) transferable with shares of our common stock, including shares of our common stock delivered upon conversion, and (ii) not exercisable until the occurrence of a triggering event; provided that such rights, options or warrants will be deemed issued under this bullet upon the separation of such rights, options or warrants from our common stock, or upon the occurrence of such triggering event) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the Last Reported Sale Prices of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

•
distribute to all or substantially all holders of our common stock our assets, securities (other than a distribution of our common stock as to which an adjustment was effected pursuant to clause (1) under “— Conversion Rate Adjustments” below) or rights to purchase our securities (other than (a) rights described in the immediately preceding bullet or (b) any issuance of any rights, options or warrants issued under a stockholder rights plan that are (i) transferable with shares of our common stock, including shares of our common stock delivered upon conversion, and (ii) not exercisable until the occurrence of a triggering event), which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the average of the Last Reported Sale Prices of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the Notes, the Trustee and the conversion agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.
Notwithstanding the immediately preceding paragraph, holders of the Notes will not be permitted to so surrender their Notes for conversion if such holders are entitled to participate (solely as a result of holding the Notes), at the same time and upon the same terms as holders of our common stock, in such issuance or distribution as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder.
Certain Corporate Events
If a transaction or event that constitutes a “Fundamental Change” (as defined under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “Make-whole Fundamental Change” (as defined under “— Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change”) occurs prior to the close of business on the Business Day immediately preceding February 15, 2026, regardless of whether a holder has the right to require us to repurchase the Notes as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or if we are a party to a Share Exchange Event (as defined under “— Recapitalizations, Reclassifications and Changes of Our Common Stock”) (each such Fundamental Change, Make-whole Fundamental Change or Share Exchange Event, a “Corporate Event”), we will notify holders, the Trustee and the conversion agent (if other than the Trustee) by mail or electronic delivery as promptly as practicable following the date we publicly announce such Corporate Event or, in the case that no public announcement is made, the occurrence of such Corporate Event. Upon receiving notice or otherwise becoming aware of a transaction or event that would, if consummated, constitute a Corporate Event, we will use commercially reasonable efforts to announce or cause the announcement of such Corporate Event in time to deliver such notice at least 30 Scheduled Trading Days prior to the anticipated effective date for such Corporate Event; provided that in no event will we be required to provide such notice to the holders before the earliest of such time as we or our affiliates (a) have publicly disclosed or acknowledged the circumstances giving rise to such Corporate Event, (b) are required to publicly disclose under applicable law or the rules of any stock exchange on which our common stock is then listed the circumstances giving rise to such Corporate Event and (c) have a reasonable basis to determine the anticipated effective date of such Corporate Event. Upon our delivery of such notice, a holder may surrender all or a portion of its Notes for conversion until the 35th Trading Day immediately following the effective date of such Corporate Event or, if such Corporate Event constitutes a Fundamental Change, the Business Day immediately preceding the related Fundamental Change repurchase date.
Conversions on or after February 15, 2026
On or after February 15, 2026, a holder may convert all or any portion of its Notes at any time prior to the close of business on the Business Day immediately preceding the maturity date regardless of the foregoing conditions.
Conversion Procedures
If you hold a beneficial interest in a Global Note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a Global Note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and any taxes payable as described below. As such, if you are a beneficial owner of the Notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.
If you hold a certificated note, to convert you must:
•
complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;

•
deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•
if required, furnish appropriate endorsements and transfer documents; and

•
if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and any taxes payable as described below.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the Notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.
We refer to the date you comply with the relevant procedures for conversion described above as the “Conversion Date.” The Notes will be deemed to have been converted immediately prior to the close of business on the Conversion Date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will be deemed to be the holder of record of such shares as of the close of business on the Conversion Date (in the case of Physical Settlement) or the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).
If a holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its Notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change repurchase date.
Settlement upon Conversion
Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“Cash Settlement”), shares of our common stock (and cash in lieu of any fractional shares) (“Physical Settlement”) or a combination of cash and shares of our common stock (“Combination Settlement”), as described below. We refer to each of these Settlement Methods as a “Settlement Method.”
All conversions for which the relevant Conversion Date occurs on or after February 15, 2026, and all conversions for which the relevant Conversion Date occurs after our issuance of a notice of redemption with respect to the Notes and prior to the related redemption date, will be settled using the same Settlement Method. Except for any conversions for which the relevant Conversion Date occurs after our issuance of a notice of redemption but prior to the related redemption date, and any conversions for which the relevant Conversion Date occurs on or after February 15, 2026, we will use the same Settlement Method for all conversions with the same Conversion Date, but we will not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates. That is, we may choose for Notes converted on one Conversion Date to settle conversions in Physical Settlement, and choose for Notes converted on another Conversion Date Cash Settlement or Combination Settlement.
If we elect a Settlement Method, we will inform holders so converting with a copy to the Trustee and the conversion agent (if other than the Trustee) of the Settlement Method we have selected no later than the close of business on the Trading Day immediately following the related Conversion Date (or in the case of any conversions for which the relevant Conversion Date occurs (i) after the date of issuance of a notice of redemption as described under “— Optional Redemption” and prior to the related redemption date, in such notice of redemption or (ii) on or after February 15, 2026, no later than February 15, 2026). If we do not timely elect a Settlement Method, we will no longer have the right to elect Cash Settlement or Physical Settlement with respect to such conversion and we will be deemed to have elected Combination Settlement in respect of our conversion obligation, as described below, and the Specified Dollar Amount (as defined below) per $1,000 principal amount of Notes will be equal to $1,000. If we elect Combination Settlement, but we do not timely notify converting holders of the Specified Dollar Amount per $1,000 principal amount of Notes, such Specified Dollar Amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through Combination Settlement with a Specified Dollar Amount per $1,000 principal amount of Notes of  $1,000.
Settlement amounts will be computed as follows:
•
if we elect Physical Settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of Notes being converted a number of shares of common stock equal to the conversion rate (and cash in lieu of fractional shares as described herein);

•
if we elect Cash Settlement, we will pay to the converting holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and

•
if we elect (or are deemed to have elected) Combination Settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of Notes being converted a “settlement amount” equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.

If more than one note is surrendered for conversion at any one time by the same holder, the conversion obligation with respect to such Notes will be computed on the basis of the aggregate principal amount of the Notes surrendered.

The “Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:
•
cash equal to the lesser of  (i) the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the notice specifying our chosen Settlement Method (or deemed specified method as set forth above) (the “Specified Dollar Amount”), if any, divided by 20 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value on such Trading Day; and

•
if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

The “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, one-twentieth (1/20th) of the product of  (1) the conversion rate on such Trading Day and (2) the Daily VWAP for such Trading Day.
The “Daily VWAP” means, for each of the 20 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ICPT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “Observation Period” with respect to any note surrendered for conversion means:
•
if the relevant Conversion Date occurs prior to February 15, 2026 and we have not issued a notice of redemption with respect to the Notes as described under “— Optional Redemption” above, the 20 consecutive Trading Days beginning on, and including, the second Trading Day immediately succeeding such Conversion Date;

•
if the relevant Conversion Date occurs on or after February 15, 2026 and we have not issued a notice of redemption with respect to the Notes as described under “— Optional Redemption” above, the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the maturity date; and

•
if the relevant Conversion Date occurs on or after the date of our issuance of a notice of redemption with respect to the Notes as described under “— Optional Redemption” above and prior to the relevant redemption date (even if the relevant Conversion Date occurs on or after February 15, 2026), the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding such redemption date.

For the purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (i) there is no “Market Disruption Event” (as defined below) and (ii) trading in our common stock generally occurs on The Nasdaq Global Select Market or, if our common stock is not then listed on The Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “Trading Day” means a “Business Day.”
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or such other market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

For the purposes of determining amounts due upon conversion, “Market Disruption Event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
Except as described under “— Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change” and “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second Business Day immediately following the relevant Conversion Date, if we elect Physical Settlement (provided that for any Notes converted after the close of business on the Regular Record Date immediately preceding the maturity date, we will deliver the consideration due in respect of conversion on the maturity date), or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other Settlement Method.
We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).
Exchange in Lieu of Conversion
When a holder surrenders Notes for conversion and the Conversion Date for such Notes occurs prior to February 15, 2026, we may, at our election, direct the conversion agent to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if we have elected Physical Settlement, on or prior to the Business Day immediately following the relevant Conversion Date), such Notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to pay and/or deliver, as the case may be, in exchange for such Notes, all of the cash, shares of our common stock or a combination thereof due upon conversion, all as provided above under “— Settlement upon Conversion”. By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period (or, if we have elected Physical Settlement, by the close of business on the Business Day immediately following the relevant Conversion Date), we will notify the holder surrendering Notes for conversion that we have directed the designated financial institution to make an exchange in lieu of conversion.
If the designated financial institution accepts any such Notes, it will pay and/or deliver, as the case may be, the cash, shares of our common stock or a combination thereof due upon conversion to the conversion agent, and the conversion agent will pay and/or deliver such cash and/or shares of our common stock to such holder on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if we have elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date). Any Notes exchanged by the designated institution will remain outstanding, subject to DTC’s applicable procedures. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the related cash, shares of our common stock or a combination thereof, as the case may be, or if such designated financial institution does not accept the Notes for exchange, we will convert the Notes and pay and/or deliver, as the case may be, the cash, shares of our common stock or a combination thereof due upon conversion on the second Business Day immediately following the last Trading Day of the applicable Observation Period (or, if we have elected Physical Settlement, on the second Business Day immediately following the relevant Conversion Date) as described above in this “— Conversion Rights” section.
Our designation of a financial institution to which the Notes may be submitted for exchange does not require the financial institution to accept any Notes (unless the financial institution has separately made an agreement with us). We may, but will not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.
Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the Notes participate (other than in the case of  (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such holder.
(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	OS1
OS0
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =
the conversion rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0 =
the number of shares of our common stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1 =
the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the Last Reported Sale Prices of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0	×	OS0 + X
OS0 + Y
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 =
the conversion rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =
the number of shares of our common stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =
the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y =
the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent such rights, options or warrants expire without delivery of shares of our common stock, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.
For the purpose of this clause (2) and for the purpose of the first bullet point under “— Conversion upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.
(3)
If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•
dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above or clause (5) below;

•
dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

•
spin-offs (as defined below) as to which the specific provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:
CR1 = CR0	×	SP0
SP0 – FMV
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =
the conversion rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =
the average of the Last Reported Sale Prices of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =
the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs, and we will readjust the conversion rate to the extent that any of these rights, options or warrants are not exercised before they expire. In the case of any distribution of rights, options or warrants, to the extent any such rights, options or warrants expire unexercised, the conversion rate shall be immediately readjusted to the conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants. Notwithstanding the foregoing, if  “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the Ex-Dividend Date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will instead be adjusted based on the following formula:
CR1 = CR0	×	FMV0 + MP0
MP0
where,
CR0 =
the conversion rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1 =
the conversion rate in effect immediately after the end of the Valuation Period;

FMV0 =
the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of Last Reported Sale Price set forth under “— Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the spin-off  (the “Valuation Period”); and

MP0 =
the average of the Last Reported Sale Prices of our common stock over the Valuation Period.

The adjustment to the conversion rate under the preceding paragraph will occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the preceding paragraph with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such spin-off to and including the Conversion Date in determining the conversion rate. If the Ex-Dividend Date of the spin-off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the spin-off to, and including, the last Trading Day of such Observation Period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.
(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock (other than a distribution as to which an adjustment to the conversion rate was effected pursuant to clause (5) below), the conversion rate will be adjusted based on the following formula:

CR1 = CR0	×	SP0
SP0 – C
where,
CR0 =
the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =
the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =
the Last Reported Sale Price of our common stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =
the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if  “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the Ex-Dividend Date for such cash dividend or distribution.
(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the Last Reported Sale Prices of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0	x	AC + (SP1 x OS1)
OS0 x SP1
where,
CR0 =
the conversion rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1 =
the conversion rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC =
the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 =
the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 =
the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 =
the average of the Last Reported Sale Prices of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the Conversion Date in determining the conversion rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.
If we are or one of our subsidiaries is obligated to purchase our common stock pursuant to any such tender or exchange offer described in this clause (5) but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be decreased to the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any Ex-Dividend Date as described above, and a holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be deemed to be the record holder of shares of our common stock as of the related Conversion Date as described under “— Settlement upon Conversion” based on an adjusted conversion rate for such Ex-Dividend Date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such Ex-Dividend Date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.
As used in this section, “Ex-Dividend Date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “Effective Date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of our common stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for purposes of the preceding sentence.
As used in this section, “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
We are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 Business Days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Tax Considerations.”
If we have a rights plan in effect upon conversion of the Notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•
upon the sale by us of shares of our common stock at a price below the conversion price or otherwise;

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued or, in the case of Notes, bonds or debentures that are convertible into shares of our common stock, issued after the date the Notes were first issued (other than any such issuance described in clause (3) or clause (5) above for which an adjustment shall be made pursuant to such provisions);

•
for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;

•
upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program (including pursuant to structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives) or other buy-back transaction, in each case that does not constitute a tender offer as described in clause (5) above;

•
solely for a change in the par value of the common stock; or

•
for accrued and unpaid interest, if any.

We will not adjust the conversion rate pursuant to the clauses above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment to the conversion rate that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried forward adjustments will be made upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate, (ii) (x) the Conversion Date for any Notes (in the case of Physical Settlement) or (y) each Trading Day of any Observation Period (in the case of Cash Settlement or Combination Settlement), (iii) the date a Fundamental Change or Make-whole Fundamental Change occurs and (iv) February 15, 2026. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of:
•
any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination);

•
any consolidation, merger or combination involving us;

•
any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety; or

•
any statutory share exchange or any similar transaction,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of the Share Exchange Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property”) upon such Share Exchange Event. However, at and after the effective time of the Share Exchange Event, (i) we (or, if applicable, any successor to us) will have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, as set forth under “— Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under “— Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the Notes as set forth under “— Settlement upon Conversion” will instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of our common stock would have received in such Share Exchange Event and (z) the Daily VWAP will be calculated based on the value of a unit of Reference Property that a holder of one share of our common stock would have received in such Share Exchange Event. If the Share Exchange Event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the Trustee and the conversion agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made. If the holders of our common stock receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the conversion rate in effect on the Conversion Date (as may be increased as described under “— Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change”), multiplied by the price paid per share of common stock in such Share Exchange Event and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second Business Day immediately following the Conversion Date.
The supplemental indenture providing that the Notes will be convertible into Reference Property will also provide for anti-dilution and other adjustments that are as nearly equivalent as reasonably practicable (as determined by us in good faith) to the adjustments described under “— Conversion Rate Adjustments” above. If the Reference Property in respect of any such Share Exchange Event includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their Notes upon a Fundamental Change as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the board of directors reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such Share Exchange Event unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the “Stock Price” for purposes of a Make-whole Fundamental Change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change
If the “Effective Date” (as defined below) of a “Fundamental Change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in subclause (x) of clause (2) of the definition thereof, a “Make-whole Fundamental Change”) occurs prior to the maturity date of the Notes and a holder elects to convert its Notes in connection with such Make-whole Fundamental Change, we will, under certain circumstances, increase the conversion rate for the Notes so surrendered for conversion by a number of additional shares of common stock (the “Additional Shares”), as described below. A conversion of Notes will be deemed for these purposes to be “in connection with” such Make-whole Fundamental Change if the relevant notice of conversion of the Notes is received by the conversion agent from, and including, the effective date of the Make-whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change repurchase date (or, in the case of a Make-whole Fundamental Change that would have been a Fundamental Change but for the proviso in subclause (x) of clause (2) of the definition thereof, the 35th Trading Day immediately following the effective date of such Make-whole Fundamental Change).
For the avoidance of doubt, if you convert your Notes and the Conversion Date is prior to the effective date of a Make-whole Fundamental Change, then, whether or not the Make-whole Fundamental Change occurs, you will not be entitled to an increased conversion rate in connection with such Make-whole Fundamental Change.
Upon surrender of Notes for conversion in connection with a Make-whole Fundamental Change, we will, at our option, satisfy our conversion obligation by Physical Settlement, Cash Settlement or Combination Settlement, as described under “— Conversion Rights — Settlement upon Conversion.” However, if the consideration for our common stock in any Make-whole Fundamental Change described in clause (2) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the effective date of such Make-whole Fundamental Change, the conversion obligation will be calculated based solely on the “Stock Price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the conversion rate (including any increase to reflect the Additional Shares as described in this section), multiplied by such Stock Price. In such event, the conversion obligation will be determined and paid to holders in cash on the second Business Day following the Conversion Date. We will notify holders, the Trustee and the conversion agent (if other than the Trustee) of the effective date of any Make-whole Fundamental Change.
The number of Additional Shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the Make-whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of our common stock in the Make-whole Fundamental Change, which Stock Price will be the cash amount paid per share in a Make-whole Fundamental Change described in clause (2) of the definition of Fundamental Change if the holders of our common stock receive solely cash in exchange for their common stock. Otherwise, the Stock Price for a Make-whole Fundamental Change will be the average of the Last Reported Sale Prices of our common stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-whole Fundamental Change.
The Stock Prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the Notes is otherwise adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the conversion rate as so adjusted. The number of Additional Shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion Rate Adjustments.”
The following table sets forth the number of Additional Shares by which the conversion rate will be increased per $1,000 principal amount of Notes for each Stock Price and Effective Date set forth below:
Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
May , 2019
May 15, 2020
May 15, 2021
May 15, 2022
May 15, 2023
May 15, 2024
May 15, 2025
May 15, 2026
The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
•
If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

•
If the Stock Price is greater than $           per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares will be added to the conversion rate.

•
If the Stock Price is less than $           per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of Notes exceed           shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for Notes converted in connection with a Make-whole Fundamental Change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a “Fundamental Change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their Notes, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of  $1,000 in excess thereof. The Fundamental Change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our Fundamental Change notice as described below, subject to extension to the extent required by applicable tender offer rules under the Exchange Act.
The Fundamental Change repurchase price we are required to pay will be equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date (unless the Fundamental Change repurchase date falls after a Regular Record Date but on or prior to the interest payment date to which such Regular Record Date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such Regular Record Date, and the Fundamental Change repurchase price will be equal to 100% of the principal amount of the Notes to be repurchased).
A “Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:
(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)
the consummation of  (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that neither (x) a transaction of the type described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction nor (y) any merger or consolidation of us solely for the purpose of changing our jurisdiction of incorporation that results in a reclassification, conversion or exchange of all outstanding shares of our common stock solely into shares of common stock of the successor corporation shall be a Fundamental Change pursuant to this clause (2);

(3)
our stockholders approve any plan or proposal for the liquidation or dissolution of us; or

(4)
our common stock (or American Depositary Receipts or American Depositary Shares representing our common stock (collectively, “ADRs”) or other common stock, common equity interests or ordinary shares into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) for more than one Trading Day.
For purposes of the definition of  “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (1) and clause (2) of such definition will be deemed a Fundamental Change solely under clause (2) of such definition.
A transaction or transactions described in clause (1) or (2) above will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, ordinary shares, common equity interests or ADRs that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market, The Nasdaq Global Market or The Nasdaq Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions set forth above under “— Conversion Rights — Settlement upon Conversion”).
If any transaction in which our common stock is replaced by the securities of another entity occurs, following the effective date of such transaction, references to us in the definition of  “Fundamental Change” above will instead be references to such other entity.
On or before the 20th day after the occurrence of a Fundamental Change, we will provide to all holders of the Notes and the Trustee and paying agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right. Such notice shall state, among other things:
•
the events causing a Fundamental Change;

•
the date of the Fundamental Change;

•
the last date on which a holder may exercise the repurchase right;

•
the Fundamental Change repurchase price;

•
the Fundamental Change repurchase date (which may be subject to extension by us to the extent required by applicable tender offer rules under the Exchange Act);

•
the name and address of the paying agent and the conversion agent, if applicable;

•
if applicable, the conversion rate and any adjustments to the conversion rate;

•
that the Notes with respect to which a Fundamental Change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the Fundamental Change repurchase notice in accordance with the terms of the indenture; and

•
the procedures that holders must follow to require us to repurchase their Notes.

To exercise the Fundamental Change repurchase right, you must deliver, on or before the Business Day immediately preceding the Fundamental Change repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:
•
if certificated, the certificate numbers of your Notes to be delivered for repurchase;

•
the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

•
that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the indenture.

If the Notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.
Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Business Day immediately preceding the Fundamental Change repurchase date. The notice of withdrawal shall state:
•
the principal amount of the withdrawn Notes which must be $1,000 or an integral multiple thereof;

•
if certificated Notes have been issued, the certificate numbers of the withdrawn Notes; and

•
the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof.

If the Notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.
We will be required to repurchase the Notes (that have been validly tendered and not withdrawn) on the Fundamental Change repurchase date, subject to extension to the extent required by applicable tender offer rules under the Exchange Act. Holders who have exercised the repurchase right will receive payment of the Fundamental Change repurchase price on the later of  (i) the Fundamental Change repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money sufficient to pay the Fundamental Change repurchase price of the Notes on the Fundamental Change repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn:
•
the Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•
all other rights of the holder will terminate (other than the right to receive the Fundamental Change repurchase price).

In connection with any repurchase offer pursuant to a Fundamental Change repurchase notice, we will, if required:
•
comply in all material respects with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•
file a Schedule TO or any other required schedule under the Exchange Act; and

•
otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the Notes;

in each case, so as to permit the rights and obligations under this “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.
No Notes may be repurchased on any date at the option of holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the Fundamental Change repurchase price with respect to such Notes).
We will not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if  (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and (ii) such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

The repurchase rights of the holders could discourage a potential acquirer of us. The Fundamental Change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term Fundamental Change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the Notes upon a Fundamental Change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
Furthermore, holders may not be entitled to require us to repurchase their Notes or entitled to an increase in the conversion rate upon conversion as described under “— Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board.
The definition of Fundamental Change includes a phrase relating to the sale, lease or other transfer of  “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the Notes to require us to repurchase its Notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.
If a Fundamental Change were to occur, we may not have enough funds to pay the Fundamental Change repurchase price. Our ability to repurchase the Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Additional Risks Relating to the Notes and this Offering — We may not have the ability to raise the funds necessary to settle conversions of the Notes or the 2023 Convertible Notes or to repurchase the Notes upon or the 2023 Convertible Notes a Fundamental Change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the Notes or the 2023 Convertible Notes.” If we fail to repurchase the Notes when required following a Fundamental Change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.
We will not be required to make an offer to repurchase the Notes upon a Fundamental Change if a third party makes an offer in the manner, and at the times required and otherwise in compliance with the requirements, set forth in the indenture for such an offer made by us to repurchase the Notes upon a Fundamental Change, and such third party purchases all of the Notes that are validly surrendered and not validly withdrawn upon such offer.
Consolidation, Merger and Sale of Assets
The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is (1) a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, or (2) a corporation or entity treated as a corporation for U.S. federal income tax purposes organized and validly existing under the laws of the Islands of Bermuda, the Cayman Islands, Canada, Guernsey, Jersey, the Republic of Ireland, Luxembourg, the Netherlands, Switzerland, France, Germany or the United Kingdom, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the Notes and the indenture (including, for the avoidance of doubt, the obligation to pay Additional Amounts, as set forth above under “— Additional Amounts”); and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the Notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Fundamental Change permitting each holder to require us to repurchase the Notes of such holder as described above.
This “— Consolidation, Merger and Sale of Assets” section replaces the section of the accompanying base prospectus under the heading “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in its entirety.
Events of Default
Each of the following is an event of default with respect to the Notes:
(1)
default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;

(2)
default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)
our failure to comply with our obligation to convert the Notes in accordance with the indenture upon exercise of a holder’s conversion right and such failure continues for a period of five Business Days;

(4)
our failure to give a Fundamental Change notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of a specified corporate transaction or corporate event, in each case as described under “— Conversion upon Specified Corporate Events,” notice of a Make-whole Fundamental Change as described under “— Increase in Conversion Rate upon Conversion upon a Make-whole Fundamental Change” or notice of a Share Exchange Event as described under “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” in each case when due, and such failure continues for a period of four Business Days after the due date;

(5)
our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets”;

(6)
our failure for 90 days after written notice from the Trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or indenture;

(7)
default by us or any of our significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X) with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed has a principal amount in excess of  $35,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of payment of such indebtedness having been cured, rescinded, waived or annulled within 30 days after written notice of such acceleration having been received by us or such subsidiary or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after any applicable grace period) at its stated maturity (or, if later, at the expiration of any grace period provided in such indebtedness), upon required repurchase, upon declaration of acceleration or otherwise;

(8)
certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or

(9)
a final judgment for the payment of  $35,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the Trustee by written notice to us, or the holders of at least 25% in principal amount of the outstanding Notes by written notice to us and the Trustee, may, subject to the provisions of the indenture, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
The provisions described in the paragraph above, however, are subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained as provided in the indenture, we pay or deliver, as the case may be, or deposit with the Trustee an amount of cash and/or shares of our common stock (or other Reference Property) sufficient to pay all matured installments of interest upon all the Notes, all amounts of consideration due upon the conversion of any and all Notes that had been converted, and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the rate or rates, if any, specified in the Notes to the date of such payment or deposit) and such amount as shall be sufficient to cover all amounts owing to the Trustee and its agents and counsel, and if any and all events of default under the indenture, other than the non-payment of the principal of Notes which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the indenture, then and in every such case the holders of a majority in aggregate principal amount of all the Notes then outstanding, by written notice to us and to the Trustee, may rescind and annul such declaration and its consequences, but no such rescission and annulment will extend to or shall affect any subsequent default or shall impair any right consequent on such default.
Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “— Reports” below, will for the first 180 days after the occurrence of such an event of default (which, for the avoidance of doubt, will not commence until the notice described in clause (6) above has been given, and the related 90 day period described in clause (6) above has passed) consist exclusively of the right to receive additional interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 90-day period after the occurrence of such event of default and (y) 0.50% per annum of the principal amount of the Notes outstanding for each day from the 91st day until the 180th day following the occurrence of such event of default, in each case, during which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs.
If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 181st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of Notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of Notes, the Trustee and the paying agent in writing of such election prior to the beginning of such 180-day period (which, for the avoidance of doubt, will not commence until the notice described in clause (6) above has been given, and the related 90 day period described in clause (6) above has passed). Upon our failure to timely give such notice, the Notes will be immediately subject to acceleration as provided above.
If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if  (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder shall have the right to receive payment or delivery, as the case may be, of:
•
the principal (including the redemption price and the Fundamental Change repurchase price, if applicable) of;

•
accrued and unpaid interest, if any, on; and

•
the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
If an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the Notes unless:
(1)
such holder has previously given the Trustee written notice that an event of default is continuing;

(2)
holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy;

(3)
such holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any costs, loss, liability or expense (including fees and expenses of its counsel);

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)
the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.
The indenture provides that in the event an event of default has occurred and is continuing, the Trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing and is known to the Trustee, the Trustee must mail, or in the case of Global Notes, deliver in accordance with DTC’s procedures, to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and is then continuing. We are also required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.
Payments of the redemption price, the Fundamental Change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.
This “— Events of Default” section replaces the section of the accompanying base prospectus under the heading “Description of Debt Securities — Events of Default” in its entirety.
Modification and Amendment
Subject to certain exceptions, the indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each holder of an outstanding note affected, no amendment or supplemental indenture may:
(1)
reduce the amount of Notes whose holders must consent to an amendment;

(2)
reduce the rate of or extend the stated time for payment of interest on any note;

(3)
reduce the principal of or extend the stated maturity of any note;

(4)
make any change that adversely affects the conversion rights of any Notes;

(5)
reduce the redemption price or the Fundamental Change repurchase price of any note or amend or modify in any manner adverse to the holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)
make any note payable in a currency other than that stated in the note or at a place of payment other than a place located in the contiguous United States;

(7)
change the ranking of the Notes in any manner adverse to holders;

(8)
impair the right of any holder to receive payment of principal and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;

(9)
change the provisions described under “— Additional Amounts” above in a manner adverse to holders of the Notes; or

(10)
make any change in the amendment provisions that require each holder’s consent or in the waiver provisions, except to increase any such percentage or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected thereby.

Without the consent of any holder, we and the Trustee may amend the indenture to:
(1)
cure any ambiguity, omission, defect or inconsistency;

(2)
provide for the assumption by a successor corporation of our obligations under the indenture and the Notes;

(3)
add guarantees with respect to the Notes;

(4)
secure the Notes;

(5)
add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)
provide for an adjustment to the conversion rate of the Notes as required or permitted by the indenture;

(7)
evidence any change in the Trustee as permitted by the indenture;

(8)
reflect the issuance of additional Notes as permitted by the indenture;

(9)
irrevocably elect a Settlement Method or a Specified Dollar Amount, or eliminate our right to elect a Settlement Method;

(10)
make any change that does not adversely affect the rights of any holder (as determined in good faith by us and evidenced by an officers’ certificate);

(11)
in connection with any Share Exchange Event, provide that the Notes are convertible into Reference Property, subject to the provisions described under “Conversion Rights — Settlement upon Conversion” above, and make certain related changes to the terms of the Notes to the extent expressly required by the indenture (as determined in good faith by us and evidenced by an officers’ certificate);

(12)
comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(13)
comply with the rules of DTC or any other applicable depositary;

(14)
provide for the acceptance of appointment by a successor Trustee pursuant to the indenture or facilitate the administration of the trusts under the indenture by more than one Trustee; or

(15)
conform the provisions of the indenture or the Notes to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet (as determined in good faith by us and evidenced by an officers’ certificate).

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
This “— Modification and Amendment” section replaces the section of the accompanying base prospectus under the heading “Description of Debt Securities — Modification and Waiver” in its entirety.
No Personal Liability of Directors, Officers, Employees and Stockholders
No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any note, each holder will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of Notes.
Discharge
We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This “— Discharge” section replaces the section of the accompanying base prospectus under the heading “Description of Debt Securities — Satisfaction and Discharge” in its entirety.
Calculations in Respect of Notes
Except as otherwise provided above, we will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the stock price, the Last Reported Sale Prices of our common stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the conversion rate of the Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of Notes. We will provide a schedule of our calculations to each of the Trustee and the conversion agent, and each of the Trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The Trustee will forward our calculations to any holder of Notes upon the request of that holder.
Reports
The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the Trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). However, we need not send to the Trustee any redacted material or material for which we have received or are seeking to receive confidential treatment by the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR.
Trustee
U.S. Bank National Association is the Trustee, security registrar, paying agent, conversion agent, bid solicitation agent and custodian for DTC. U.S. Bank National Association, in each of its capacities, including without limitation as Trustee, security registrar, paying agent, conversion agent and bid solicitation agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
We maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The indenture provides that it and the Notes, and any claim, controversy or dispute arising under or related to the indenture or the Notes, will be governed by and construed in accordance with the laws of the State of New York.
This “— Governing Law” section replaces the section of the accompanying base prospectus under the heading “Description of Debt Securities — Governing Law” in its entirety.
Book-entry, Settlement and Clearance
The Global Notes
The Notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “Global Notes”). Upon issuance, each of the Global Notes will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC Participants”) or persons who hold interests through DTC Participants. We expect that under procedures established by DTC:
•
upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC Participants designated by the underwriters; and

•
ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to other owners of beneficial interests in the Global Note).

Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.
Book-entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of us, the underwriters or the Trustee is responsible for those operations or procedures.
DTC has advised us that it is:
•
a limited purpose trust company organized under the laws of the State of New York;

•
a “banking organization” within the meaning of the New York State Banking Law;

•
a member of the Federal Reserve System;

•
a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•
a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Investors who are not DTC Participants may beneficially own securities held by or on behalf of DTC only through DTC Participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:
•
will not be entitled to have Notes represented by the Global Note registered in their names;

•
will not receive or be entitled to receive physical, certificated Notes; and

•
will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC Participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee or a paying agent to DTC’s nominee as the registered holder of the Global Note. None of us, the Trustee, a paying agent or any of our respective agents will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:
•
DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•
DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•
we, in our sole discretion, permit the exchange of any beneficial interest in a Global Note for one or more physical, certificated Notes at the request of the owner of such beneficial interest; or

•
an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted. This discussion applies only to a holder of Notes that acquires the Notes pursuant to this offering at the initial offering price. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances, including the potential application of the income accrual rules under section 451(b) of the Code, or to holders subject to special treatment under U.S. federal income tax law, including, for example, financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, expatriates, persons deemed to sell the Notes or common stock under the constructive sale provisions of the Code and persons that hold the Notes or common stock as part of a straddle, hedge, conversion transaction or other integrated investment. This summary addresses only holders that will hold our Notes or common stock as “capital assets” (generally, property held for investment purposes). No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below.
Furthermore, this discussion does not address any alternative minimum tax or U.S. federal estate or gift tax consequences, any state, local or non-U.S. tax consequences or the 3.8% surtax imposed on certain net investment income. Prospective investors are urged to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the ownership and disposition of the Notes or shares of common stock.
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of a note or shares of common stock who, for U.S. federal income tax purposes, is a citizen or individual resident of the United States, a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.
A beneficial owner of a note or a share of common stock that is neither a U.S. Holder nor a partnership or other pass-through entity is referred to herein as a “Non-U.S. Holder.”
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes owns Notes or shares of common stock, the tax treatment of a partner in such partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that own the Notes or common stock should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.
If you are considering the purchase of Notes, you should consult your own tax advisor concerning the U.S. federal tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.
Considerations for U.S. Holders
The following is a summary of U.S. federal income tax considerations of the ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted by a U.S. Holder. U.S. federal income tax considerations to Non-U.S. Holders are described under “— Considerations for Non-U.S. Holders” below.
Payments of Interest on the Notes
Payments of interest on a note (including any Additional Amounts) will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the U.S. Holder’s method of accounting for tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Except as provided below under “— Considerations for U.S. Holders — Conversion of the Notes”, upon the sale, exchange, redemption or other taxable disposition of a note, you will generally recognize capital gain or loss in an amount equal to the difference between (1) the sum of cash plus the fair market value of any other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest, which, to the extent not previously included in income, generally will be taxable as ordinary income) and (2) your adjusted tax basis in the note. Your adjusted tax basis in a note will generally equal the cost of the note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, you have held the note for more than one year. The deductibility of capital losses is subject to limitations.
Conversion of the Notes
If we elect to settle a conversion solely in shares of our common stock, a U.S. Holder will not recognize any gain or loss upon a conversion, except with respect to cash received in lieu of a fractional share or any shares received in respect of accrued but unpaid interest. A U.S. Holder’s tax basis in the common stock received upon a conversion (including any basis allocable to any fractional share deemed received, but excluding any shares of common stock attributable to accrued interest, the tax basis of which would equal their fair market value) will be the same as the holder’s adjusted tax basis in the Notes converted. Subject to the discussion below regarding accrued interest, a U.S. Holder’s holding period for such common stock will include the holding period for the Notes that were converted.
The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share will generally be equal to the difference between the amount of cash a U.S. Holder receives in respect of fractional share and the portion of the U.S. Holder’s adjusted tax basis in the common stock received in the conversion (as described above) that is properly allocable to the fractional share. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.
If we elect to settle a conversion through the delivery of a combination of cash and shares of common stock, the conversion should be treated as a recapitalization for U.S. federal income tax purposes. A U.S. Holder should generally not recognize any loss upon the conversion but should recognize any gain on the conversion in an amount equal to the lesser of  (i) the gain realized (which is equal to the excess of the sum of the fair market value of the common stock and cash received, other than amounts attributable to accrued interest, over the U.S. Holder’s adjusted basis in the note) and (ii) the amount of cash received (other than cash attributable to a fractional share or accrued interest). In addition, a U.S. Holder will generally recognize gain or loss on the receipt of cash in lieu of a fractional share in an amount equal to the difference between the amount of cash a U.S. Holder receives in respect of the fractional share and the portion of the U.S. Holder’s adjusted tax basis in the common stock received in the conversion that is properly allocable to the fractional share. Any gain recognized on conversion should generally be capital gain and should be long-term capital gain if, at the time of the conversion, the note has been held for more than one year. The U.S. Holder’s adjusted tax basis in the common stock received in such a conversion (including any fractional share deemed to be received by the holder but excluding any common stock attributable to accrued interest) should be the same as the U.S. Holder’s adjusted tax basis in the Notes converted, increased by the amount of any gain recognized (other than with respect to a fractional share) and decreased by the amount of cash received (other than cash received in lieu of a fractional share or attributable to accrued interest). The U.S. Holder’s holding period for such common stock (other than common stock attributable to accrued interest) should include the U.S. Holder’s holding period for the Notes that were converted. If the conversion of a note into a combination of cash and common stock were not treated as a recapitalization as discussed above, the cash payment received may be treated as proceeds from the sale of a portion of the note and taxed in the manner described above under “— Considerations for U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Notes.”

Any cash and the value of any portion of our common stock that is attributable to accrued interest on the Notes not previously recognized in income would be taxed as ordinary interest income. The basis in any shares of common stock attributable to accrued interest would equal the fair market value of such shares when received. The holding period in any shares of common stock attributable to accrued interest would begin the day after the shares are received.
If we elect to settle a conversion solely in cash, a U.S. Holder will generally be treated as having disposed of the Notes converted and will recognize gain or loss on such disposition as described above under “— Considerations for U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Notes”.
Deemed Distributions
The conversion rate of the Notes will be adjusted in certain circumstances. An adjustment (or the failure to make an adjustment) can have the effect of increasing a holder’s proportionate interest in our assets or earnings, which may in such circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes will generally not be deemed to result in a distribution to a U.S. Holder. Certain of the possible conversion rate adjustments provided in the Notes (including adjustments in respect of taxable dividends to holders of the common stock) will not qualify as being pursuant to such a bona fide reasonable adjustment formula. If such adjustments occur, a U.S. Holder will be deemed to have received a distribution even though the U.S. Holder has not received any cash or property as a result of such adjustments. Any deemed distribution generally will be treated as a dividend to the extent we have current or accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year of the distribution, and to extent it exceeds our current and accumulated earnings and profits will be treated as a return of capital to the extent of basis and then gain from a sale or exchange. It is not clear whether a deemed dividend to a non-corporate U.S. Holder would be eligible for the special reduced rate of U.S. federal income tax generally applicable to certain dividends. It is also unclear whether corporate U.S. Holders would be entitled to claim the dividends-received deduction with respect to any such deemed dividends. Holders are urged to consult their own tax advisors concerning the tax treatment of such deemed dividends.
Considerations for Non-U.S. Holders
The following is a summary of U.S. federal income tax considerations of the ownership and disposition of the Notes and the shares of common stock into which the Notes may be converted that will apply to you if you are a Non-U.S. Holder of the Notes.
Payments of Interest on the Notes
Subject to the discussion below concerning the Foreign Account Tax Compliance Act, no U.S. federal withholding tax generally will apply to a payment of interest on a note (including any Additional Amounts) to a Non-U.S. Holder, provided that:
(i)
such Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(ii)
such Non-U.S. Holder is not a controlled foreign corporation directly or indirectly related to us through stock ownership;

(iii)
either (A) such Non-U.S. Holder provides its name and address, and certifies on IRS Form W-8BEN, in the case of individuals, or IRS Form W-BEN-E, in the case of entities (or appropriate substitute form), under penalties of perjury, that it is not a U.S. person or (B) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-U.S. Holder certifies on IRS Form W-8IMY, under penalties of perjury, that such certification has been received by it and furnishes us or our paying agent (or other withholding agent) with a copy thereof; and

(iv)
we or our paying agent (or other withholding agent) do not have actual knowledge or reason to know that the beneficial owner of the note is a U.S. person.

In addition, payments of interest on the Notes made to a Non-U.S. Holder will not be subject to U.S. federal withholding tax if the income is effectively connected with such Non-U.S. Holder’s trade or business in the United States (and, if required under an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base) and such Non-U.S. Holder provides an IRS Form W-8ECI (or other applicable form). If the above criteria are not met, payments of interest on a note generally will be subject to U.S. federal withholding tax at a 30% rate (or a lower applicable treaty rate, provided certain certification requirements are met).
If interest on the Notes is effectively connected with the conduct of a United States trade or business of the Non-U.S. Holder and, if required under an applicable tax treaty, such interest is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder, the Non-U.S. Holder, although exempt from United States federal withholding tax as provided above, generally will be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis when received or accrued in accordance with such holder’s method of accounting. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. These holders are urged to consult their own tax advisors concerning the U.S. federal income tax consequences to them of the acquisition, ownership and disposition of the Notes as well as the application of state, local and non-U.S. income and other tax laws.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes or Common Stock
Subject to the discussions below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note (other than any amount attributable to accrued but unpaid interest, which will be taxable in the manner described above under “— Considerations for Non-U.S. Holders — Payments of Interest”) or on the disposition of a share of common stock.
A Non-U.S. Holder generally will not be subject to U.S. federal income tax on the receipt of payments of principal on a note, or on any gain recognized upon the sale, exchange, retirement or other disposition of a note or a share of common stock, unless:
(a)
such gain is effectively connected with the conduct of a trade or business in the United States (and if a tax treaty applies, such gain is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder); or

(b)
in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is present in the United States for 183 days or more during the taxable year in which such sale, exchange, redemption, or other taxable disposition occurs and certain other conditions are met.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to United States federal income tax on a net income basis (but not U.S. withholding tax), in the same manner as if the Non-U.S. Holder were a resident of the United States, and, in the case of a corporation, may be subject to an additional branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. An individual Non-U.S. Holder who is subject to United States federal income tax because the Non-U.S. Holder was present in the United States for 183 days or more during the year of sale, exchange, redemption, or other disposition of the Notes will be subject to a flat 30% tax on the gain derived from such sale or other taxable disposition, which may be offset by certain United States source capital losses. Any gain recognized with respect to accrued and unpaid interest upon the disposition of a note by the Non-U.S. Holder would be taxed as described above under “— Considerations for Non-U.S. Holders — Payments of Interest.”

Conversion of the Notes
Any gain recognized by a Non-U.S. Holder upon a conversion of the Notes as determined in the same manner as described above under “— Considerations for U.S. Holders — Conversion of the Notes” will be subject to U.S. federal income tax if any of the conditions in the bullet points above under “— Considerations for Non-U.S. Holders — Sale, Exchange, Redemption or Other Taxable Disposition of the Notes or Common Stock” is satisfied.
Any cash and the value of any portion of our common stock that is attributable to accrued interest on the Notes not previously recognized in income would be taxed as ordinary interest income. See “— Considerations for Non-U.S. Holders — Payments of Interest on the Notes,” above.
Non-U.S. Holders are urged to consult their own tax advisors regarding the tax consequences of conversions of the Notes.
Actual or Deemed Distributions
Distributions generally will be treated as a dividend to the extent we have current or accumulated earnings and profits as determined under U.S. federal income tax principles at the end of the tax year of the distribution. In general, any distribution treated as a dividend received by a Non-U.S. Holder with respect to our common stock and any deemed distribution treated as a dividend received by a Non-U.S. Holder with respect to the Notes resulting from certain adjustments, or the failure to make certain adjustments, to the conversion rate of the Notes (see “— Considerations for U.S. Holders —  Deemed Distributions” above), will be subject to withholding of U.S. federal income tax at a 30% rate, unless such rate is reduced by an applicable U.S. income tax treaty. Because a dividend deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, in such event, we or others may satisfy any such withholding by reducing payments on the Notes or, in certain circumstances, our common stock, or proceeds from a sale thereof subsequently paid or credited to a Non-U.S. Holder.
To claim the benefit of a U.S. income tax treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, or other applicable form, for treaty benefits prior to the payment of any amount described above from which we would satisfy our withholding obligation. A Non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund.
Backup Withholding and Information Reporting
A Non-U.S. Holder may be required to comply with certain certification procedures to establish that such holder is not a U.S. person in order to avoid information reporting and backup withholding tax with respect to payments of principal and interest on, or the proceeds of the sale or other disposition (including a retirement or redemption) of, a note. Such requirements are generally satisfied by providing a properly executed IRS Form W-8BEN, in the case of individuals, or IRS Form W-BEN-E, in the case of entities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is correctly and timely furnished to the IRS. In addition, the amount of any interest paid to such Non-U.S. Holder must be reported annually to the IRS and to each Non-U.S. Holder regardless of whether any tax was actually withheld. The proceeds of a disposition may also need to be reported to the IRS unless a Non-U.S. Holder properly establishes an exemption. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Withholding at a rate of 30% will generally be required in certain circumstances on interest payable on the Notes and dividends payable on our common stock held by or through certain financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities, or (iii) otherwise qualifies for an exemption. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required. Similarly, interest payable on Notes and dividends payable on our common stock held by a holder that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the United States Department of the Treasury. Prospective investors should consult their own tax advisors regarding the possible implications of these rules on an investment in the Notes.

UNDERWRITING
Goldman Sachs & Co. LLC, Credit Suisse Securities (USA) LLC and Jefferies LLC are acting as underwriters of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the aggregate principal amount of Notes indicated in the following table.
Underwriter	Principal Amount of Notes
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC
Jefferies LLC
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the underwriting agreement (other than those covered by the underwriters’ over-allotment option described below) if any of these Notes are purchased. The offering of the Notes by the underwriters is subject to receipt and acceptance of the Notes by the underwriters and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the underwriters against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
Underwriting Discount and Expenses
The public offering price is set forth on the cover page of this prospectus. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price set forth on the cover of this prospectus. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price set forth on the cover of this prospectus. If all the Notes are not sold at the public offering price, the underwriters may change the offering price and the other selling terms.
The following table shows the underwriting discount to be received by the underwriters in connection with the sale of the Notes, assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	No Exercise	Full Exercise
Per Note
Total

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding the underwriting discount, will be approximately $       , which excludes expenses of the Concurrent Common Stock Offering.
Option to Purchase Additional Notes
The underwriters have an option to buy up to an additional $30,000,000 in aggregate principal amount of the Notes from us, solely to cover over-allotments. They may exercise that option for 30 days from the date of this prospectus. To the extent that the underwriters exercise this option, the underwriters will severally purchase Notes in approximately the same proportion as set forth in the table above.
New Issue of Notes
The Notes are a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the Notes in any automated quotation system.
No Sales of Similar Securities
We, our executive officers and directors and Genextra have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 60 days after the date of this prospectus supplement without first obtaining the written consent of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, sell or contract to sell any common stock;

•
sell any option or contract to purchase any common stock;

•
purchase any option or contract to sell any common stock;

•
grant any option, right or warrant for the sale of any common stock;

•
lend or otherwise dispose of or transfer any common stock;

•
request or demand that we file a registration statement related to the common stock; or

•
enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.
Among other customary exceptions, the restrictions described above do not apply to:
•
sales of common stock by certain of our executive officers and directors under trading plans established prior to the date of the lock-up agreement pursuant to Rule 10b5-1 under the Exchange Act, subject to certain conditions; and

•
the sale of common stock issuable in connection with the exercise of stock options or the vesting of restricted stock units or awards during the lock-up period, subject to certain conditions.

The underwriters in their sole discretion may release the common stock and other securities subject to the lock-up agreements described above at any time without notice.
Price Stabilization, Short Positions
In connection with the offering, the underwriters may purchase and sell the Notes or shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ over-allotment option described above. The underwriters may close out any covered short position by either exercising their over-allotment option or purchasing Notes in the open market. In determining the source of Notes to close out the covered short position, the underwriters will consider, among other things, the price of Notes available for purchase in the open market as compared to the price at which they may purchase Notes through the over-allotment option. “Naked” short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing Notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Notes or shares of common stock made by the underwriters in the open market to peg, fix or maintain the price of the Notes or common stock prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Distribution
In connection with the offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (the “EEA”) that has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer has been made and no offer will be made of the Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, the Notes may be offered to the public in that Relevant Member State at any time:
A.
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.
to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

C.
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Notes shall result in a requirement for the publication by the Company or the Underwriters of a prospectus pursuant to Article 3 of the Prospectus Directive.

As used above, the expression “offered to the public” in relation to the Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as such expression may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in the United Kingdom
This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom (the “UK”) or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in Switzerland
This document is not intended to constitute an offer or solicitation to purchase or invest in the Notes described herein. The Notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company or the Notes have been or will be filed with or approved by any Swiss regulatory authority. The Notes are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Market Supervisory Authority FINMA (FINMA), and investors in the Notes will not benefit from protection or supervision by such authority.
Notice to Prospective Investors in the United Arab Emirates
The Notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. The prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.
The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions.
This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The Notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap.32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “Financial Instruments and Exchange Act”) and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the

“SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the Notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Residents of Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. The underwriters are being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of Intercept Pharmaceuticals, Inc. as of December 31, 2018 and 2017 and for each of the years in the three-year period ended December 31, 2018, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2018, appearing in our Annual Report on Form 10-K for the year ended December 31, 2018, have been incorporated herein by reference in reliance upon the reports of KPMG LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and accompanying base prospectus are part of the registration statement on Form S-3 (File No. 333-217861) that we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or accompanying base prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a copy of such contract, agreement or other document.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to you, free of charge, on the SEC’s website at http://www.sec.gov. You may also obtain additional information by visiting our website at http://www.interceptpharma.com. The references to www.interceptpharma.com in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein or therein are inactive textual references only, and the information found on our internet website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein. Investors should not rely on any such information in deciding whether to invest in our securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement which has been previously filed with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information included or subsequently incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference:
•
our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 1, 2019;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

•
our Current Reports on Form 8-K filed with the SEC on January 10, 2019,February 25, 2019,and April 17, 2019;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2018 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2019; and

•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of Notes hereby will be deemed to be incorporated by reference into this prospectus supplement and will automatically update and supersede the information in this prospectus supplement and any previously filed document.
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference herein). We will provide this information at no cost to the requester upon written or oral request to:
Intercept Pharmaceuticals, Inc.
10 Hudson Yards, 37th Floor
New York, New York 10001
Attn: Investor Relations
Phone: (646) 747-1000

PROSPECTUS
INTERCEPT PHARMACEUTICALS, INC.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants
We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. This prospectus may be used to offer shares of our common stock for the account of persons other than us, whom we refer to in this prospectus as selling stockholders. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
We or any selling stockholders may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.
Our common stock trades on The NASDAQ Global Select Market under the symbol “ICPT.”

Investing in these securities involves significant risks. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2017

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings, and selling stockholders may from time to time sell shares of common stock described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we or selling stockholders may offer. Each time we or selling stockholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 3 of this prospectus.
We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to “we,” “our,” “us” and “the Company” refer, collectively, to Intercept Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS
Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in our subsequent periodic and current reports filed with the SEC, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.
Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.interceptpharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-35668) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2016, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2017 Annual Meeting of Stockholders;

•
Quarterly Report on Form 10-Q for the three months ended March 31, 2017;

•
Current Report on Form 8-K filed on February 23, 2017 (solely with respect to Item 5.02); and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed on September 27, 2012, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:
Intercept Pharmaceuticals, Inc.
10 Hudson Yards, 37th Floor
New York, New York 10001
Attn: Investor Relations
Phone: (646) 747-1000

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained or incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward-looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward-looking statements we make. These important factors include our “critical accounting estimates” described in Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies and Estimates” of our most recent Annual Report on Form 10-K and the factors set forth under the caption “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as may be updated in our subsequent periodic and current reports filed with the SEC. Although we may elect to update forward-looking statements in the future, we specifically disclaim any obligation to do so, even if our estimates change, and readers should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

INTERCEPT PHARMACEUTICALS, INC.
We are a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat non-viral, progressive liver diseases with high unmet medical need utilizing our proprietary bile acid chemistry. Our marketed product and clinical product candidates have the potential to treat orphan and more prevalent liver diseases for which, currently, there are limited therapeutic solutions.
Our principal executive offices are located at 10 Hudson Yards, 37th Floor, New York, New York 10001, and our telephone number is (646) 747-1000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
Our earnings were inadequate to cover fixed charges for the three months ended March 31, 2017 and for the years ended December 31, 2016, 2015, 2014, 2013 and 2012. The amount of the deficiency by which our earnings did not cover our fixed charges for each such period is disclosed in the table below.
	Three Months Ended March 31, 2017	Years Ended December 31,
		2016	2015	2014	2013	2012
	(unaudited)	(in thousands)
Deficiency	$(89,930)	$(412,830)	$(226,429)	$(283,226)	$(67,792)	$(43,643)
For purposes of calculating the ratio of earnings to fixed charges, earnings are calculated as follows: (i) adding (a) pretax income (loss) from continuing operations; (b) fixed charges; (c) amortization of capitalized interest: (d) distributed income of equity investees; and (e) our share of pretax losses of equity investees for which charges arising from guarantees are included in fixed charges; and (ii) then subtracting from such sum (A) interest capitalized; and (B) any net income attributable to non-controlling interests. Fixed charges are calculated as the sum of  (1) interest costs (both expensed and capitalized); (2) amortization of debt expense and discount or premium relating to any indebtedness; and (3) that portion of rental expense that is representative of the interest factor.
This information should be read in conjunction with our consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of products, technologies or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.
Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of common stock by any selling stockholders.

SELLING STOCKHOLDERS
In addition to covering the offering of the securities by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Intercept Pharmaceuticals, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsubordinated general obligations and will rank pari passu with our other unsubordinated obligations. The subordinated debt securities will constitute our subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.”
The debt securities will be our unsecured obligations unless otherwise specified in the applicable prospectus supplement. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.
The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•
the title and type of the debt securities;

•
whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•
the aggregate principal amount of the debt securities;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•
the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

•
the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
provisions for a sinking fund, purchase fund or other analogous fund, if any;

•
any redemption dates, prices, obligations and restrictions on the debt securities;

•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
any conversion or exchange features of the debt securities;

•
whether and upon what terms the debt securities may be defeased;

•
any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•
whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•
whether the series of debt securities will be guaranteed as to payment or performance;

•
if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements; and

•
any other material terms of the debt securities.

The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.
When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium,” if any.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked.
Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•
the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
certain other conditions are met.

No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:
•
failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

•
failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•
default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•
certain events of bankruptcy or insolvency, whether or not voluntary; and

•
any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see “— Modification and Waiver.”
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
•
the holder gives the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•
the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•
the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•
during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of senior debt securities if:
•
we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•
all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any senior series of senior debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
•
We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

•
There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

•
We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt senior securities. In order to achieve covenant defeasance, we must do the following (among other things):
•
We must deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:
•
to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•
to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

•
to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•
to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•
to provide for or add guarantors with respect to the senior debt securities of any series;

•
to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•
to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•
to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•
to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•
to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
•
extends the final maturity of any senior debt securities of such series;

•
reduces the principal amount of any senior debt securities of such series;

•
reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•
reduces the amount payable upon the redemption of any senior debt securities of such series;

•
changes the currency of payment of principal of or interest on any senior debt securities of such series;

•
reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•
waives a default in the payment of principal of or interest on the senior debt securities;

•
changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•
modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•
reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Stockholders, Officers, Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act of 1939, or Trust Indenture Act, incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
•
all of the indebtedness of that person for money borrowed;

•
all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•
all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•
all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•
all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our restated certificate of incorporation, as amended, or our restated certificate of incorporation, our restated bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our restated certificate of incorporation and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
At our 2016 annual meeting held on July 19, 2016, our stockholders approved an amendment to our restated certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 45,000,000 shares. Our authorized capital stock consists of 45,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share. As of April 28, 2017, 25,009,178 shares of common stock were outstanding, and no shares of preferred stock were outstanding. In addition, as of April 28, 2017, we also had outstanding options to purchase 1,906,066 shares of our common stock and restricted stock units to purchase 494,606 shares of our common stock.
Common Stock
Annual Meeting.   Annual meetings of our stockholders are held on the date designated in accordance with our restated bylaws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors. Except as may be otherwise provided by applicable law, our restated certificate of incorporation or our restated bylaws, all elections shall be decided by a plurality, and all other questions shall be decided by a majority, of the votes cast by stockholders entitled to vote thereon at a duly held meeting of stockholders at which a quorum is present.
Voting Rights.   Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders and do not have cumulative voting rights.
Dividends.   Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments.
Liquidation and Dissolution.   In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in any of our assets remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
Other Rights.   The holders of common stock have no preferences or rights of conversion, exchange, pre-emptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.
Transfer Agent and Registrar.   VStock Transfer, LLC is transfer agent and registrar for the common stock.
NASDAQ Global Select Market.   Our common stock is listed on The NASDAQ Global Select Market under the symbol “ICPT.”
Preferred Stock
As of April 28, 2017, no shares of preferred stock were outstanding. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
•
the designation and stated value per share of the preferred stock and the number of shares offered;

•
the amount of liquidation preference per share;

•
the price at which the preferred stock will be issued;

•
the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•
any redemption or sinking fund provisions;

•
if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•
any conversion provisions;

•
whether we have elected to offer depositary shares as described below under “Description of Depositary Shares;” and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
•
senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

•
on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

•
junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
•
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

•
if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
•
if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

•
if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
•
the redemption date;

•
the number of shares and series of preferred stock to be redeemed;

•
the redemption price;

•
the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

•
that dividends on the shares to be redeemed will cease to accrue on such redemption date;

•
the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

•
the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our restated certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof  (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar.   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The NASDAQ Global Select Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital, or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock, and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Restated Bylaws
The provisions of Delaware law and our restated certificate of incorporation and restated bylaws could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.
Delaware Business Combination Statute.   We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which we refer to as the DGCL. With some exception, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation. The shares held by the interested stockholder are not counted as outstanding when calculating the two-thirds of the outstanding voting stock needed for approval. For purposes of Section 203 of the DGCL, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s outstanding voting stock.
Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors.   Our restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, a stockholder must first have given timely notice of the proposal in writing to our secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 90 days nor more than 120 days prior to the first anniversary of the previous year’s annual meeting date; provided, that if the date of the annual meeting is more than 30 days before or more than 30 days after the anniversary of the previous year’s annual meeting date, such stockholder’s notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. For a special meeting, the notice must generally be delivered not earlier than the 90th day prior to the meeting and not later than the later of  (1) the 60th day prior to the meeting or (2) the 10th day following the day on which public announcement of the meeting is first made. Detailed requirements as to the form of the notice and information required in the notice are specified in the restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaws provisions, such business will not be conducted at the meeting.
Special Meetings of Stockholders.   Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of directors.
No Stockholder Action by Written Consent.   Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders provided, however, our restated certificate of incorporation provides that if any one stockholder, together with its affiliates, collectively holds a majority of the voting power of the then-outstanding shares of our capital stock, action may be taken without a meeting and vote, through the written consent of holders of the requisite number of votes necessary to authorize or take such action at a meeting.
Board of Directors.   We do not have a classified board of directors. All of our directors are elected annually. The number of directors comprising our board of directors is fixed from time to time by the board of directors.

Removal of Directors by Stockholders.   Our restated bylaws provide that our directors may be removed with or without cause by the affirmative vote of the holders of a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors, and our restated certificate of incorporation and restated bylaws provide that any vacancy on our board of directors, including a vacancy resulting from an increase in the size of our board of directors, may be filled only by vote of a majority of our directors then in office.
Super Majority Stockholder Vote Required for Certain Actions.   The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section of the prospectus entitled “Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and Restated Bylaws.” This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. The affirmative vote of at least 80% of our outstanding voting stock is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a simple majority vote of the board of directors.
Directors’ Liability
Pursuant to our restated bylaws, we indemnify our directors and our executive officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to us. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
•
all outstanding depositary shares have been redeemed; or

•
there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS
We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.
The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.
The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
•
the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•
whether the warrants are to be sold separately or with other securities as parts of units;

•
whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
the designation and terms of any equity securities purchasable upon exercise of the warrants;

•
the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•
if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;

•
if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

•
the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•
any redemption or call provisions; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES
Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts or purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Registered Global Securities
We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We or a selling stockholder may sell securities:
•
to or through underwriters, brokers or dealers;

•
through agents;

•
directly to one or more purchasers in negotiated sales or competitively bid transactions;

•
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•
through a combination of any of the above methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.
We or any selling stockholder may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The distribution of the securities may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
•
the name of the agent or any underwriters;

•
the public offering or purchase price;

•
any discounts and commissions to be allowed or paid to the agent or underwriters;

•
all other items constituting underwriting compensation;

•
any discounts and commissions to be allowed or paid to dealers; and

•
any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we or any selling stockholder will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
We may pay expenses incurred with respect to the registration of the shares of common stock owned by any selling stockholders.
If so indicated in the applicable prospectus supplement, we or any selling stockholder will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
•
the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•
if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates or any selling stockholder in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than three scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

To comply with the securities laws of some states, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The consolidated financial statements of Intercept Pharmaceuticals, Inc. as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting.